Exhibit 10.8

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ESGEN OPCO, LLC

A Delaware limited liability company

dated as of March 13, 2024

THE LIMITED LIABILITY COMPANY INTERESTS IN ESGEN OPCO, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE COMPANY AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ESGEN OPCO, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ESGEN OPCO, LLC, a Delaware limited liability company (the “Company”), dated as of March 13, 2024, is entered into by and among the Members that are party hereto, Zeo Energy Corp. (f/k/a ESGEN Acquisition Corporation), a Delaware corporation (the “Manager”), and each other Person as may become a Member from time to time, pursuant to the provisions of this Agreement.

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (as it may be amended from time to time, and any successor to such statute, the “Act”), under the name “ESGEN OpCo, LLC” by the filing of a Certificate of Formation (together with any amendments, the “Certificate of Formation”) of the Company in the office of the Secretary of State of the State of Delaware on April 14, 2023;

WHEREAS, immediately prior to the adoption of this Agreement, the Company was governed by the Limited Liability Company Agreement, dated April 14, 2023 (the “Initial Operating Agreement”);

WHEREAS, in connection with the Business Combination Agreement, by and among the Manager, Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), the sellers party thereto, the Company, ESGEN LLC, a Delaware limited liability company (“Sponsor”), and Timothy Bridgewater, as Sellers Representative, dated as of April 19, 2023, as amended as of January 24, 2024 (as further amended or modified in whole or in part from time to time in accordance with such agreement, the “Combination Agreement”), the Initial Operating Agreement is amended and restated in its entirety by this Agreement, with this Agreement superseding and replacing the Initial Operating Agreement in its entirety; and

WHEREAS, as a result of certain transactions described in the Combination Agreement, the Company shall be treated as a partnership continuation of Sunergy pursuant to Section 708(a) of the Code.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
GENERAL PROVISIONS

Section 1.1 Formation. The Company has been formed as a Delaware limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 1.2 Name. The name of the Company is “ESGEN OpCo, LLC.” The Company may also conduct business at the same time under one or more fictitious names if the Manager determines that such is in the best interests of the Company. The Company may change its name, from time to time, in accordance with Law.

Section 1.3 Principal Place of Business; Other Places of Business. The principal business office of the Company shall be as designated by the Manager from time to time. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Manager deems advisable.

Section 1.4 Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be 1209 Orange St., Wilmington, Delaware 19801, or such other place as the Manager from time to time may select. The Company’s registered agent for service of process at such address is The Corporation Trust Company, or such other qualified Person as the Manager may designate from time to time.

Section 1.5 Term. The term of the Company shall be perpetual unless and until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until its termination pursuant to this Agreement or as otherwise provided in the Act.

Section 1.6 No State Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be an agent, partner or joint venturer of any other Member, for any purposes other than for U.S. federal, and applicable state and local, income tax purposes, and this Agreement shall not be construed to suggest otherwise. Each Member hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights under this Agreement, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Member. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, or organized group of Persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth in this Agreement.

Section 1.7 Business Purpose. The purpose of the Company is to carry on any and all lawful businesses and activities permitted from time to time under the Act.

Section 1.8 Powers. The Company will possess and subject to any express limitations thereon in this Agreement, may exercise all of the powers and privileges granted to it by the Act, any other Law, or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purposes of the Company set forth in Section 1.7.

Section 1.9 Certificates; Filings. The Certificate of Formation was previously filed on behalf of the Company in the office of the Secretary of State of the State of Delaware as required by the Act. The Manager shall take any and all other actions reasonably necessary to maintain the status of the Company under the Laws of the State of Delaware or any other state in which the Company shall do business. If requested by the Manager, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Manager to accomplish all filing, recording, publishing, and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the Laws of the State of Delaware, (b) if the Manager deems it advisable, the operation of the Company as a limited liability company, in all jurisdictions in which the Company proposes to operate, and (c) all other filings required (or determined by the Manager to be necessary or appropriate) to be made by the Company.

Section 1.10 Representations and Warranties by the Members.

(a) Individual-Member-Specific Representations. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) that is an individual represents and warrants to each other Member that (i) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of any statute, regulation, order or other Law to which such Member is subject and (ii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) Non-Individual-Member-Specific Representations. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) that is not an individual represents and warrants to each other Member that (i) the execution of this Agreement and the transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), managing member(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the execution of this Agreement and consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), or any statute, regulation, order or other Law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except (A) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(c) Securities Laws. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents and warrants that it has acquired its interest in the Company for its own account and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself.

(d) Survival of Representations and Warranties. The representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c) shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company), and the dissolution, liquidation, and termination of the Company.

(e) No Representations as to Performance. Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Manager have been made by the Company or any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Modification of Representations and Warranties. The Manager may permit the modification of any of the representations and warranties contained in Sections 1.10(a), 1.10(b), and 1.10(c), as applicable, to any Member (including any Additional Member or Substituted Member or any transferee of either); provided, that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Units held by such Member or (ii) a separate writing addressed to the Company.

Section 1.11 LLC Agreement. This Agreement shall constitute the “limited liability company agreement” of the Company for purposes of the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement shall control to the fullest extent permitted by the Act and other applicable Law.

Section 1.12 Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally (whether to the Company, any of the other Members, the creditors of the Company or any other third party) for any such debt, obligation or liability of the Company solely by reason of being a Member.

ARTICLE II

UNITS; CAPITAL CONTRIBUTIONS

Section 2.1 Units.

(a) Generally. The interests of the Members in the Company are divided into, and represented by, the Units, each having the rights and obligations specified in this Agreement.

(b) Classes. The Units are initially divided into:

(i) “Class A Units,” which are issuable solely to the Manager and such other persons as the Manager shall determine;

(ii) “Class B Units,” which are issuable to the Members as set forth on the Register and as otherwise provided in this Agreement;

(iii) “Class A Convertible Preferred Units,” which are issuable solely to the Sponsor and as otherwise provided in this Agreement; and

(iv) Other Classes of Units. Subject to Sections 2.4 and 2.5 and any other applicable terms of this Agreement, the Company may issue additional Units or create additional classes, series, subclasses, or sub-series of Units in accordance with this Agreement.

Section 2.2 Capital Contributions of the Members; No Deficit Restoration Obligation.

(a) Capital Contributions. The Members made, shall be treated as having made, or have agreed to make, Capital Contributions to the Company and were issued the Units indicated on the Register. Except as provided by Law or in this Agreement, the Members shall have no obligation or, except as otherwise provided in this Agreement or with the prior written consent of the Manager, right to make any other Capital Contributions or any loans to the Company.

(b) No Deficit Restoration Obligation. No Member shall have an obligation to make any contribution to the capital of the Company as the result of a deficit balance in its Capital Account, and any such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

Section 2.3 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account balance. Except as provided by this Agreement, any Unit Designation, or by Law, no Member shall have any right to demand or receive a withdrawal or the return of its Capital Contribution from the Company. Except to the extent provided in this Agreement or in any Unit Designation, no Member shall have priority over any other Member as to distributions or the return of Capital Contributions.

Section 2.4 Issuances of Additional Units. Subject to Section 2.5 and the rights of any Member set forth in a Unit Designation or Article XII:

(a) General. Subject to Section 2.5(d), Section 4.1(f) and Section 12.2(a) (as applicable), the Manager may cause the Company to (i) issue additional Common Units or Class A Convertible Preferred Units to the Members (including, subject to Section 2.4(b), the Manager) or any other Person at any time in its sole discretion and (ii) create one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class of common or other stock of the Manager or class or series of Preferred Stock of the Manager, respectively, which may be subject to vesting and other terms and conditions as determined by the Manager and as may be set forth in any Incentive Compensation Plan from time to time. To the extent any such additional Units are issued in one or more new classes or one or more new series of any of such classes, the designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption of such additional Units shall be set forth in a written document attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated into this Agreement by reference (each, a “Unit Designation”). Upon the issuance of any such additional Units or other New Securities, the Manager shall amend the Register and the books and records of the Company as appropriate to reflect such issuance. Except to the extent specifically set forth in any Unit Designation or Article XII, a Unit of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. The Company shall only be permitted to issue additional Common Units and/or establish other classes or series of Units or other New Securities to the Persons and on the terms and conditions provided for in this Section 2.4 and Section 2.5.

(b) Issuances to the Manager. No additional Units shall be issued to the Manager unless at least one of the following conditions is satisfied:

(i) Consistent with the requirements of Section 2.5(d), including to maintain the One-to-One Ratios, the additional Units are (x) Class A Units (A) issued in connection with an issuance of Class A Common Stock or (B) issued with appropriate adjustments to the Exchange Rate in accordance with Section 11.4, or (y) Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Stock, New Securities, or other interests in the Manager (other than Common Stock), and, in each case, the Manager contributes to the Company the net proceeds received in connection with the issuance of such Class A Common Stock, Preferred Stock, New Securities, or other interests in the Manager;

(ii) There is a recapitalization of the Capital Stock of the Manager, including any stock split, stock dividend, reclassification or similar transaction and such issuances are necessary to maintain the One-to-One Ratios;

(iii) The additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Company and held by the Manager and such issuances are necessary to maintain the One-to-One Ratios; or

(iv) The additional Units are issued in accordance with the express terms of the applicable provisions of this Section 2.4 and Section 2.5 or Section 3.2(f).

(c) Issuances of Class B Units. No additional Class B Units shall be issued except (i) in the event of a recapitalization of the Capital Stock of the Manager, including any stock split, stock dividend, reclassification or similar transaction, in each case to the extent necessary to maintain the One-to-One Ratios or (ii) upon a Conversion.

(d) No Preemptive Rights. Except as expressly provided in this Agreement or in any Unit Designation, no Person shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Unit.

(e) Warrants. In connection with the consummation of the transactions contemplated by the Combination Agreement, the Company has on the date of this Agreement issued warrants to purchase Class A Units (the “Warrants”) to the Manager as set forth on Annex F hereto pursuant to a warrant agreement to purchase Class A Units (the “Warrant Agreement”) entered into between the Company and the Manager as of the date of this Agreement. Upon the valid exercise of a Warrant in accordance with the Warrant Agreement, the Company shall issue to the Manager the number of Class A Units, free and clear of all liens and encumbrances other than those arising under applicable securities laws and this Agreement, to be issued in connection with such exercise. In the event any holder of a warrant to purchase shares of Class A Common Stock (the “Manager Warrants”) exercises a Manager Warrant, then the Manager agrees that it shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a Warrant with similar terms held by it, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Manager Warrant shall match with a corresponding number of Class A Units issued by the Company pursuant to the Warrant Agreement. The Manager agrees that it will not exercise any Warrants other than in connection with the corresponding exercise of a Manager Warrant. In the event a Manager Warrant is redeemed, the Company will redeem a Warrant with similar terms held by the Manager.

(f) The Manager may cause the Company to issue additional Class A Convertible Preferred Units to the Sponsor (1) in accordance with the terms of that certain subscription agreement, dated as of April 19, 2023, which was subsequently amended and restated on January 24, 2024, by and among the Manager, the Company and the Sponsor (the “Subscription Agreement”), and (2) otherwise in accordance with Article XII.

Section 2.5 Additional Funds and Additional Capital Contributions

(a) General. The Company may, at any time and from time to time, determine that it requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Units, or for such other purposes as the Company may determine. Additional Funds may be obtained by the Company in any manner provided in, and in accordance with, the terms of this Section 2.5 without the approval of any Member or any other Person (unless such approval is otherwise required pursuant to this Section 2.5).

(b) Additional Capital Contributions. Subject in all cases to the requirements to maintain the One-to-One Ratios pursuant to this Section 2.5, the Company may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. Subject in all cases to the requirements to maintain the One-to-One Ratios pursuant to this Section 2.5, in connection with any such Capital Contribution, the Company is hereby authorized from time to time to issue additional Units (as set forth in Section 2.4) in consideration for such Capital Contribution.

(c) Loans by Third Parties. Subject to Section 12.2(b), the Company may obtain any Additional Funds by incurring Debt payable to any Person upon such terms as the Company determines appropriate; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of all or any portion of such Debt unless that Member otherwise agrees in writing.

(d) Issuance of Securities by the Manager; One-to-One Ratios.

(i) Except as otherwise reasonably determined by the Manager in connection with a contribution of cash or other asset by the Manager to the Company, the Company and the Manager shall use commercially reasonable efforts, including, without limitation, through issuances, reclassifications, distributions, divisions or recapitalizations, with respect to the Common Units, the Class A Convertible Preferred Units, the Class A Common Stock and the Class V Common Stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Class A Units owned by the Manager, directly or indirectly, and the number of outstanding shares of Class A Common Stock, in the aggregate and (ii) a one-to-one ratio between the collective number of Class B Units and Class A Convertible Preferred Units owned by each Member (other than the Manager), directly or indirectly, and the number of outstanding shares of Class V Common Stock owned by such Member, directly or indirectly (collectively, the “One-to-One Ratios”), including with respect to additional issuances of Class A Convertible Preferred Units pursuant to Section 2.4(f), in each case, disregarding, for purposes of maintaining the One- to-One Ratios, (A) treasury stock or (B) preferred stock or other debt or equity securities issued by the Manager that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Manager to the equity capital of the Company). Except as otherwise determined by the Manager in its reasonable discretion, the Company and the Manager shall not undertake any subdivision (by any Common Unit split, stock split, distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Class A Units or Class A Common Stock, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Stock or Class A Units, respectively, to maintain at all times the One-to-One Ratios, in each case, unless such action is necessary to maintain at all times the One-to- One Ratios. Unless otherwise Consented to by the Members in accordance with Article X, after the completion of the SPAC Transactions, except as contemplated in Article XII (as applicable) or in the case of a Liquidity Offering for purposes of a Cash Settlement and subject to Section 2.5(d)(ii) and Article XI, as applicable, the Manager shall not issue any additional Capital Stock or New Securities unless the Manager contributes the net proceeds received from the issuance of such additional Capital Stock or New Securities (as the case may be), and from the exercise of the rights contained in any such additional Capital Stock or New Securities to the Company in exchange for (i) in the case of an issuance of Class A Common Stock, Class A Units, or (ii) in the case of an issuance of Preferred Stock or New Securities, Equivalent Units, in each case, as and to the extent necessary to maintain the One-to-One Ratios. If at any time any Preferred Stock or New Securities are issued that are convertible into or exercisable for Class A Common Stock or another security of the Manager, then upon any such conversion or exercise, the corresponding Equivalent Unit shall be similarly converted or exercised, as applicable, and an equal number of Class A Units or other Equivalent Units shall be issued to the Manager, in each case to the extent necessary to maintain the One-to-One Ratios.

(ii) New Securities that are derivative securities issued under any Incentive Compensation Plan of the Manager shall not require issuance of Equivalent Units by the Company until such time as such derivative securities are exercised for Capital Stock of the Manager.

(e) Reimbursement of Issuance Expenses. If the Manager issues additional Capital Stock or New Securities and contributes the net proceeds (after deduction of any underwriters’ discounts and commissions) received from such issuance to the Company pursuant to Section 2.5(d), the Company shall reimburse or assume (on an after-tax basis) the Manager’s documented out-of-pocket expenses (excluding any underwriters’ discounts and commissions already deducted from net proceeds) associated with such issuance.

(f) Repurchase or Redemption of Capital Stock. Except for Class V Common Stock, if any shares of Capital Stock or New Securities are repurchased, redeemed or otherwise retired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Manager, then the Manager shall cause the Company, immediately before such repurchase, redemption or retirement of such Capital Stock or New Securities, to redeem, repurchase or otherwise retire a corresponding number of Class A Units (in the case of Class A Common Stock), or Equivalent Units held by the Manager, upon the same terms and for the same consideration as the Capital Stock or New Securities to be repurchased, redeemed, or retired, in each case to the extent necessary to maintain the One-to-One Ratios. No repurchases, redemptions or retirements of any Class V Common Stock that (1) relate to outstanding Class A Convertible Preferred Units may be made except if the corresponding Class A Convertible Preferred Units are redeemed or retired in accordance with Article XII or (2) relate to outstanding Class B Units may be made except if such Class B Unit is concurrently repurchased, redeemed or otherwise retired under the terms of this Agreement (without limitation of the rights and obligations in Article XI).

(g) Use of Excess Cash. Notwithstanding anything to the contrary in this Agreement, if the Manager (i) receives Tax Distributions in an amount in excess of the amount necessary to enable the Manager to meet or pay its U.S. federal, state and local Tax obligations, its obligations under the Tax Receivable Agreement, and any other operating expenses it reasonably anticipates or (ii) holds any other excess cash amount, the Manager may, in its sole discretion, use such excess amounts in such manner as the Manager in good faith determines to be in the best interest of the Manager’s stockholders and to preserve the intended economic effect of this Section 2.5, Article XI and the other provisions hereof.

ARTICLE III
DISTRIBUTIONS

Section 3.1 Distributions Generally. Except as otherwise provided in this Article III and subject to the terms of any Unit Designation, the Company shall distribute an amount of Available Cash if, when, and as determined by the Manager to the Members in the following order of priority:

(a) First, to the Sponsor in an amount equal to then-accumulated and unpaid Class A Convertible Preferred Unit Accruing Dividends on each Class A Convertible Preferred Unit outstanding; and

(b) Thereafter, to the holders of the Common Units pro rata in accordance with the number of their Units.

Section 3.2 Tax Distributions.

(a) Generally. If the amount distributed to a Common Member pursuant to Section 3.1 in respect of a Fiscal Year is less than that Common Member’s Assumed Tax Liability in respect of such Fiscal Year, the Company shall distribute (subject to Section 3.2(d)) an amount of Available Cash to the Common Members, pro rata in accordance with the number of Common Units owned (subject to any Unit Designation) such that each Common Member receives distributions of Available Cash in respect of each Fiscal Year in an amount at least equal to the Common Member’s Assumed Tax Liability for such Fiscal Year (each such distribution, a “Tax Distribution”); provided, that the amounts required to be distributed as Tax Distributions to the Common Members under this Section 3.2(a) shall be such that the Manager receives at least an amount equal to the Manager Tax-Related Liabilities with respect to such Fiscal Year. Any Tax Distribution made to a Common Member with respect to a Common Unit shall reduce future amounts otherwise distributable to such Common Member under Section 3.1 or Section 9.3(a) in respect of such Common Unit. Except as provided in (d) Section 3.2(d) and subject to any Unit Designation, all Tax Distributions shall be made pro rata in accordance with Common Units.

(b) Calculation of Assumed Tax Liability. For purposes of calculating the amount of each Common Member’s Tax Distributions under Section 3.2(a), a Common Member’s “Assumed Tax Liability” means an amount equal to the product of:

(i) the sum of (A) the net taxable income and gain allocated to that Common Member from the Company for U.S. federal income tax purposes in the Fiscal Year (excluding any deductions or expenses specially allocated pursuant to Section 3.3(i) of Annex C) and (B) to the extent (x) determined by the Company in its sole discretion and (y) attributable to the Company, the amount the Common Member is required to include in income by reason of Code Sections 707(c) (but not including guaranteed payments for services within the meaning of Code Sections 707(c)), 951(a), and 951A(a); multiplied by

(ii) unless otherwise determined by the Company, the highest combined effective U.S. federal, state, and local marginal rate of tax applicable to an individual resident in New York City, New York, for the Fiscal Year (such tax rate, the “Assumed Tax Rate”).

The calculation required by this Section 3.2(b) shall be made by taking into account (w) the character of the income or gain, (x) any allocations under Code Section 704(c) or the principles thereof, (y) any special basis adjustments resulting from any election under Section 754 of the Code, including adjustments under Code Sections 732, 734(b) or 743(b), and (z) any limitations on the use of deductions or credits allocable with respect to the Fiscal Year. In addition, the Company shall adjust a Common Member’s Assumed Tax Liability to the extent the Company reasonably determines is necessary or appropriate as a result of any differences between U.S. federal income tax law and the tax laws of other jurisdictions in which the Company has a taxable presence. The Company shall calculate the amount of any increase described in the preceding sentence by applying the principles of Section 3.2(b)(i) and Section 3.2(b)(ii) replacing the words “U.S. federal” with a reference to the applicable jurisdiction.

(c) Timing of Tax Distributions. If reasonably practicable, the Company shall make distributions of the estimated Tax Distributions in respect of a Fiscal Year on a quarterly basis to facilitate the payment of quarterly estimated income taxes, taking into account amounts previously distributed by reason of this Section 3.2; provided that, if necessary for the Manager to timely satisfy any Manager Tax-Related Liabilities, the Company shall make estimated Tax Distributions on a more frequent basis. Not later than sixty (60) Business Days after the end of the Fiscal Year, the Company shall make a final Tax Distribution in an amount sufficient to fulfill the Company’s obligations under Section 3.2(a).

(d) Impact of Insufficient Available Cash. If the amount of estimated or final Tax Distributions to be made exceeds the amount of the Available Cash as of the time of such estimated or final Tax Distribution, the Tax Distribution to which each Common Member is entitled pursuant to Section 3.2(a) shall be reduced in accordance with the provisions of this Section 3.2(d) (the amount of such reduction with respect to each Common Member, such Common Member’s “Tax Distribution Shortfall Amount”), and such Available Cash shall be distributed in the following order of priority:

(i) First, to the Manager in an amount equal to the full amount of its estimated or final Tax Distribution, as applicable, but calculated by substituting the words “a corporation doing business” for “an individual resident” in the definition of “Assumed Tax Rate”;

(ii) Second, to the Common Members, other than the Manager, pro rata in accordance with their Common Units (subject to any Unit Designation) in an aggregate amount such that each such Common Member has received the full amount of its estimated or final Tax Distribution, as applicable, calculated in accordance with Section 3.2(b); and

(iii) Third, to the Manager until the Manager has received the full amount of its estimated or final Tax Distribution, as applicable, calculated in accordance with Section 3.2(b) (for the avoidance of doubt taking into account amounts received pursuant to Section 3.2(d)(i) and this Section 3.2(d)(iii)).

Any Tax Distribution Shortfall Amounts will be carried forward to subsequent periods (in the event of estimated Tax Distributions) or Fiscal Years (in the event of final Tax Distributions), as applicable, and distributions will be made to resolve such amounts, in accordance with the foregoing order of priority when and to the extent that the Company has sufficient Available Cash (for the avoidance of doubt, taking into account any cash required to make Tax Distributions in respect of subsequent periods or Fiscal Years). Any outstanding Tax Distribution Shortfall Amounts must be resolved prior to making (or must be taken into account in making) any distribution under Section 3.1 or Section 9.3(a).

(e) Member Tax Advance. Notwithstanding anything to the contrary contained in this Agreement (including Article XI), if any Common Member, other than the Manager, has received cumulative Tax Distributions pursuant to Section 3.2(d) on a per-Common Unit basis in excess of the cumulative Tax Distributions that would have been received by such Common Member on a per-Common Unit basis if the cumulative Tax Distributions made to all Common Members (including the Manager) had been made pro rata on a per-Common Unit basis (in each case taking into account any effect of reductions in amounts otherwise distributable to any Common Member under Section 3.1 or Section 9.3(a) as a result of prior Tax Distributions in accordance with Section 3.2(a)), any such excess amount shall be treated as a tax advance in respect of each such Common Unit owned by such Common Member (each, a “Member Tax Advance”). If there is a Member Tax Advance outstanding with respect to a Common Member (i) who Exchanges Common Units pursuant to the provisions of Article XI, except as described in clause (ii) of this Section 3.2(e), or (ii) whose Common Units are exchanged pursuant to a Mandatory Exchange upon a Change of Control Transaction pursuant to Section 7.4, then in each case, such Common Member shall be required to promptly pay to the Company (in all events prior to the Exchange Date) an amount of cash equal to the aggregate Member Tax Advances relating to all Common Units of such Common Member subject to the Exchange; provided that, (x) in the case of an Exchange described in clause (i) of this Section 3.2(e), in lieu of paying such amount in cash, such Common Member, at its option, can elect to forgo such number of shares of Class A Common Stock (or in the case of a Cash Settlement, an amount of cash) it would be otherwise entitled to receive pursuant to such Exchange having a value (or in the case of a Cash Settlement, in an amount) equal to the aggregate Member Tax Advances relating to all Common Units of such Common Member subject to such Exchange, or (y) in the case of a Mandatory Exchange described in clause (ii) of this Section 3.2(e), in lieu of paying such amount in cash, such Common Member, at its option, can elect to forgo such number of shares of Class A Common Stock (or economically equivalent amount of cash or number of equity securities in a successor entity) it would be otherwise entitled to receive pursuant to such Mandatory Exchange upon a Change of Control Transaction having a value based on the consideration paid in such Change of Control Transaction (as reasonably determined by the Board of Directors) equal to the aggregate Member Tax Advances relating to all Common Units of such Common Member subject to such Mandatory Exchange; provided, further, that if such Common Member has not paid to the Company, prior to the Exchange Date, an amount of cash equal to the aggregate Member Tax Advances relating to all Common Units subject to the Exchange, then such Common Member shall be deemed to have elected to forgo shares (or the economically equivalent amount of cash or number of equity securities in a successor entity) in accordance with clause (x) or (y), as applicable, of the foregoing proviso. The obligations of each Common Member pursuant to the preceding sentence shall survive the withdrawal of any Member or the Transfer of any Member’s Units and shall apply to any current or former Common Member. For the avoidance of doubt, any Common Member’s repayment of a Member Tax Advance pursuant to this Section 3.2(e) shall not be treated as a Capital Contribution by such Common Member.

(f) Member Tax Shortfall. Notwithstanding anything to the contrary contained in this Agreement (including Article XI), if any Common Member, other than the Manager, has received cumulative Tax Distributions pursuant to Section 3.2(d) on a per-Common Unit basis in an amount less than the cumulative Tax Distributions that would have been received by such Common Member on a per-Common Unit basis if the cumulative Tax Distributions made to all Common Members (including the Manager) had been made pro rata on a per-Common Unit basis (in each case taking into account the effect of any reductions in amounts otherwise distributable to any Common Member under Section 3.1 or Section 9.3(a) as a result of prior Tax Distributions in accordance with Section 3.2(a)), any such shortfall amount shall be treated as a tax shortfall in respect of each such Common Unit owned by such Common Member (each, a “Member Tax Shortfall”). If there is a Member Tax Shortfall outstanding with respect to a Common Member (i) who Exchanges Common Units pursuant to the provisions of Article XI, except as described in clause (ii) of this Section 3.2(f), or (ii) whose Common Units are exchanged pursuant to a Mandatory Exchange upon a Change of Control Transaction pursuant to Section 7.4, then in each case, the Company shall be required to promptly pay to such Common Member (in all events prior to the Exchange Date) an amount of cash equal to the aggregate Member Tax Shortfall relating to all Common Units of such Common Member subject to the Exchange; provided that, (x) in the case of an Exchange described in clause (i) of this Section 3.2(f), in lieu of the Company paying such amount in cash, the Manager, at its option, can elect to issue to such Common Member such number of shares of Class A Common Stock such Common Member would be otherwise entitled to receive pursuant to such Exchange having a value equal to the aggregate Member Tax Shortfall relating to all Common Units of such Common Member subject to such Exchange, or (y) in the case of a Mandatory Exchange described in clause (ii) of this Section 3.2(f), in lieu of the Company paying such amount in cash, the Manager, at its option, can elect to issue to such Common Member such number of shares of Class A Common Stock (or economically equivalent amount of cash or number of equity securities in a successor entity) such Common Member would be otherwise entitled to receive pursuant to such Mandatory Exchange upon a Change of Control Transaction having a value based on the consideration paid in such Change of Control Transaction (as reasonably determined by the Board of Directors) equal to the aggregate Member Tax Shortfall relating to all Common Units of such Common Member subject to such Mandatory Exchange. The obligations of the Company and the Manager pursuant to the preceding sentence shall survive the withdrawal of any Member or the Transfer of any Member’s Units. For the avoidance of doubt, the Manager’s payment of any Member Tax Shortfall pursuant to this Section 3.2(f) shall not be treated as a Capital Contribution by the Manager (except as required to maintain the One-to-One Ratios).

(g) The Members acknowledge and agree that the purpose of Sections 3.2(e) and 3.2(f) is to ensure that, to the greatest extent possible, there will not be any permanent economic distortion among the Common Members as a result of any non-pro rata distributions pursuant to Section 3.2(d), and such provisions shall be interpreted and applied in a manner consistent with such intent.

(h) No Tax Distributions on Liquidation. No Tax Distributions shall be made in connection with a Liquidating Event or the liquidation, Redemption, or Conversion of a Member’s Units in the Company. For the avoidance of doubt, no Tax Distributions shall be made with respect to Class B Units received in connection with the Conversion of Preferred Units.

Section 3.3 Distributions in Kind. No Member may demand to receive property other than cash as provided in this Agreement. The Company may make a distribution in kind of Assets to the Members, and if a distribution is made both in cash and in kind, such distribution shall be made so that, to the fullest extent practical, the percentage of the cash and any other Assets distributed to each Member entitled to such distribution is identical on a per-Unit basis.

Section 3.4 Distributions to Reflect Additional Units. If the Company issues additional Units pursuant to the provisions of Article II, subject to the provisions of any Unit Designation and Article XII, the Manager is authorized to make such revisions to this Article III and to Annex C as it determines are reasonably necessary or desirable to reflect the issuance of such additional Units, including making preferential distributions to certain classes of Units.

Section 3.5 Other Distribution Rules.

(a) Transfers. From and after the Transfer of a Unit, for purposes of determining the rights to distributions (including Tax Distributions) under this Agreement, distributions (including Tax Distributions) made to the transferor Member, along with any withholding or deduction in respect of any such distribution, shall be treated as having been made to the transferee unless otherwise determined by the Company.

(b) Record Date for Distributions. The Company may designate a Record Date for purposes of calculating and giving effect to distributions. All distributions shall be made to the holders of record as of the applicable Record Date.

(c) Over-Distributions. If the amount of any distribution to a Member under the Agreement exceeds the amount to which the Member in entitled (e.g., by reason of an accounting error), the Member shall, upon written notice of the over-distribution delivered to the Member within one year of the over-distribution, promptly return the amount of such over-distribution to the Company.

(d) Reimbursements of Preformation Capital Expenditures. To the extent a distribution (or deemed distribution resulting from a reduction in a Member’s share of Company liabilities for federal tax purposes) otherwise would be treated as proceeds in a sale under Code Section 707(a)(2)(B), the Members intend such actual or deemed distribution to reimburse preformation capital expenditures under Treas. Reg. § 1.707-4(d) to the maximum extent permitted by Law.

(e) Limitation on Distributions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make a distribution to any Member to the extent such distribution would violate the Act or other Law or would result in the Company or any of its Subsidiaries being in default under any material agreement.

ARTICLE IV

MANAGEMENT AND OPERATIONS

Section 4.1 Management.

(a) Authority of Manager.

(i) Except as otherwise required by Law or provided in this Agreement, the Manager shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, as the Manager deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. Without limiting the generality of the preceding sentence and subject to this Section 4.1 and any other applicable provisions of this Agreement, the Manager may cause the Company, without the consent or approval of any other Member, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other transfer or conveyance of Assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a Subsidiary, division or other business, (vii) any issuance of Debt or equity securities (subject to any limitations expressly provided for in this Agreement), or (viii) any incurrence of Debt.

(ii) The Manager shall have the exclusive power and authority to bind the Company and shall be an agent of the Company’s business. The actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company. Except to the extent expressly delegated in writing by the Manager, no Member or Person other than the Manager shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or act for or on behalf of or to bind the Company.

(iii) Subject to the rights of any Member set forth in Section 4.1(f), any other Member Consent rights set forth in this Agreement (including Section 2.5(d) and Section 12.2), and any consent rights of the Company Unitholder Representative in this Agreement (provided that, notwithstanding anything to the contrary in this Agreement, if the Common Members (excluding the Manager in its capacity as a Member) as of the date of this Agreement no longer collectively hold five percent (5%) or greater of all outstanding Common Units, then the consent rights of the Company Unitholder Representative shall no longer be applicable), any determinations to be made by the Company pursuant to this Agreement shall be made by the Manager, and such determinations shall be final, conclusive and binding upon the Company and every Member.

(iv) The Manager shall constitute the sole “manager” (as that term is defined in the Act) of the Company.

(v) The Manager may not be removed by the Members, with or without cause, except with the consent of the Manager. The Manager shall not resign as, cease to be or be replaced as the Manager except in compliance with this Section 4.1(a)(v). No removal, termination or resignation of the Manager as Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Manager, its successor (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Manager (or its successor, as applicable) as Manager shall be effective unless the Manager (or its successor, as applicable) and the new Manager provide all other Members with contractual rights, directly enforceable by such other Members against the Manager (or its successor, as applicable) and the new Manager (as applicable), to cause (a) the Manager to comply with all of its obligations under this Agreement (including under Article XI) other than those that must necessarily be taken in its capacity as Manager and (b) the new Manager to comply with all the Manager’s obligations under this Agreement.

(b) Appointment of Officers. The Manager may, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Manager deems necessary or advisable, each of which shall have such powers, authority, and responsibilities as are delegated in writing by the Manager from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the Manager. The initial Officers of the Company are set forth on Annex D attached to this Agreement.

(c) No Participation by Members. Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other Law, no Member (acting in such capacity) shall (x) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business or any other matter, or (y) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. No Member, as such, shall have the power to bind the Company.

(d) Bankruptcy. Only the Manager may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by Law, shall be deemed an unauthorized and bad faith filing, and the Company and the Manager shall use their best efforts to cause such petition to be dismissed.

(e) Amendment of Agreement. All amendments to this Agreement must be approved by the Manager. Subject to the rights of any Member set forth in a Unit Designation and Section 4.1(f), Section 4.1(g) and Article XII, the Manager shall have the power, without the consent or approval of any Member, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) To add to the obligations of the Manager or surrender any right or power granted to the Manager or any Affiliate of the Manager for the benefit of the Members;

(ii) To reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with Law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with Law or with the provisions of this Agreement;

(iii) To satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency, or in federal or state Law;

(iv) To reflect the admission, substitution, or withdrawal of Members, the Transfer of any Units, the redemption or conversion of any Units, the issuance of additional Units, or the termination of the Company, in each case in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal, Transfer, redemption or conversion;

(v) To set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Units issued pursuant to Article II;

(vi) If the Company is the Surviving Company in any Termination Transaction, to modify Section 10.1 or any related definitions to provide the holders of interests in the Surviving Company rights that are consistent with Section 7.6(b)(ii); and

(vii) To reflect any other modification to this Agreement as is reasonably necessary or appropriate for the business or operations of the Company or the Manager and that does not violate a Unit Designation, Section 4.1(f), or Section 4.1(g).

(f) Certain Amendments and Actions Requiring Member Consent.

(i) Notwithstanding anything in Section 4.1(e) or Article X to the contrary, this Agreement shall not be amended, and no action may be taken by the Manager or the Company without the consent of any Common Member (other than the Manager) that would be adversely affected by such amendment or action. Without limiting the generality of the preceding sentence, for purposes of this Section 4.1(f)(i), the Common Members (other than the Manager) will be deemed to be adversely affected by an amendment or action that would (A) adversely alter the rights of any such Common Member to receive the distributions to which such Common Member is entitled pursuant to Article III or Section 9.3(a), (B) convert the Company into a corporation or cause the Company to be classified as a corporation for U.S. federal income tax purposes (other than in connection with a Termination Transaction effected pursuant to Section 7.6(b)(i)), or (C) amend this Section 4.1(f)(i). Notwithstanding the provisions of the preceding two sentences of this Section 4.1(f)(i), but subject to Section 4.1(f)(ii), the consent of any Common Member that would be adversely affected by an amendment or action shall not be required for any such amendment or action that affects all Common Members holding the same class or series of Common Units on a uniform or pro rata basis if such amendment or action is approved by a Majority-in-Interest of the Members of such class or series.

(ii) Notwithstanding anything in Section 4.1(e) or Article X to the contrary, this Agreement shall not be amended, and no action may be taken by the Manager or the Company without the consent of any Common Member (other than the Manager) that would be adversely affected by such amendment or action if such amendment or action would (A) increase the liabilities of such Common Member hereunder (including amendments of Sections 4.6 or 4.7 that would increase liabilities or decrease protections for such Common Member), modify the limited liability of a Common Member or increase the obligation of a Common Member to make a Capital Contribution to the Company, (B) adversely alter a Common Member’s rights to Transfer Units pursuant to Article VII, (C) adversely alter the rights of any applicable Common Member to exchange Exchangeable Units pursuant to Article XI or Annex E, (D) adversely alter the rights of a Common Member pursuant to Section 2.4 and 2.5 or (E) amend this Section 4.1(f)(ii).

(iii) Notwithstanding anything in Section 4.1(e) or Article X to the contrary, (i) the Manager may only amend Sections 3.2(e) and 3.2(f) to the extent necessary to achieve the purpose enumerated in Section 3.2(g), and (ii) any such amendment shall require the prior written consent of the Company Unitholder Representative (not to be unreasonably withheld, conditioned, or delayed).

(iv) For as long as any Class A Convertible Preferred Units are outstanding, without the consent of the Sponsor, this Agreement shall not be amended to adversely modify the terms of the Class A Convertible Preferred Units or otherwise adversely affect the rights or obligations of the holders of Class A Convertible Preferred Units expressly set forth in this Agreement.

(g) Implementation of Amendments. Upon obtaining any Consent required under this Section 4.1 or otherwise required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Manager, and (ii) the Members shall be deemed a party to and bound by that amendment of this Agreement.

Section 4.2 Tax Actions. All tax-related actions, decisions, or determinations (or failure to take any available tax-related action, decision, or determination) by or with respect to the Company or any Subsidiary of the Company not expressly reserved for the Members shall be made, taken, or determined by the Manager; provided, however, any such action, decision, or determination that could reasonably be expected to have a material consequence to the holders of Class B Units or Class A Convertible Preferred Units that is disproportionately adverse to such holder as compared to the Manager shall not be taken without the prior written consent of the Company Unitholder Representative or Preferred Unitholder Representative, as applicable (such consent not to be unreasonably withheld, conditioned or delayed).

Section 4.3 Compensation and Reimbursement of Manager.

(a) General. The Manager shall not receive any fees or other compensation from the Company for its services in administering the Company, except as otherwise provided in this Section 4.3.

(b) Reimbursement of Manager. The Company shall be liable for, and shall reimburse the Manager on an after-tax basis at such intervals as the Manager may determine, all:

(i) overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of the Manager;

(ii) expenses of the Manager incidental to being a public reporting company;

(iii) fees and expenses related to any public offering of equity securities of the Manager (without duplicating any provisions of Section 2.5(e)) or private placement of equity securities of the Manager (including any reasonable fees and expenses related to the registration for resale of any such securities), whether or not consummated;

(iv) franchise and similar taxes of the Manager and other fees and expenses in connection with the maintenance of the existence of the Manager;

(v) customary compensation and benefits payable by the Manager, and indemnities provided by the Manager on behalf of, the officers, directors, and employees of the Manager to the extent paid; and

(vi) reasonable expenses paid by the Manager on behalf of the Company or its Subsidiaries; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Manager with respect to bank accounts or other instruments or accounts held by it on behalf of the Company or its Subsidiaries as permitted pursuant to Section 4.4. Such reimbursements shall be in addition to any reimbursement of the Manager as a result of indemnification pursuant to Section 4.7. Notwithstanding anything to the contrary in this Section 4.3, except as otherwise expressly provided in Section 3.2, Section 4.3(b)(iv) and Annex C, the Company will not pay, bear or reimburse (i) any income tax obligations of the Manager (but the Company may make distributions in respect of those obligations pursuant to Article III) or (ii) any amounts owed by the Manager under the Tax Receivable Agreement (but the Company may make distributions in respect of those obligations pursuant to Article III). For avoidance of doubt, any payments made to or on behalf of the Manager pursuant to this Section 4.3 shall not be treated as a distribution pursuant to Section 3.1 but shall instead be treated as an expense of the Company.

Section 4.4 Outside Activities.

(a) Limitation on Outside Activities of Manager. The Manager shall not directly or indirectly enter into or conduct any business, other than in connection with (i) the ownership, acquisition, and disposition of Units, (ii) maintaining its legal existence (including the ability to incur and pay, as applicable, fees, costs, expenses and taxes relating to that maintenance), (iii) the management of the business of the Company and its Subsidiaries, (iv) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (v) the offering, sale, syndication, private placement, or public offering of stock, bonds, securities, or other interests of the Manager, (vi) the financing or refinancing of any type related to the Company or its Assets or activities, (vii) receiving and paying dividends and distributions or making contributions to the capital of the Company and its Subsidiaries, (viii) filing tax reports and tax returns and paying taxes and other customary obligations in the ordinary course (and contesting any taxes), (ix) participating in tax, accounting, and other administrative matters with respect to the Company and its Subsidiaries and providing administrative and advisory services (including treasury and insurance services, including maintaining directors’ and officers’ insurance on its behalf and on behalf of the Company and its Subsidiaries) to the Company and its Subsidiaries, (x) holding any cash or property (but not operating any property or business), (xi) indemnifying officers, directors, members of management, managers, employees, consultants, or independent contractors of the Manager, the Company or their respective Subsidiaries, (xii) entering into any Termination Transaction or transaction contemplated under Section 7.4, in each case in accordance with (and to the extent permitted by) this Agreement, (xiii) preparing reports to governmental authorities and to its stockholders, (xiv) holding director and stockholder meetings, preparing organizational records, and other organizational activities required to maintain its separate organizational structure, (xv) complying with applicable Law, (xvi) engaging in activities relating to any management equity plan, stock option plan or any other management or employee benefit plan of the Manager, the Company or their respective Subsidiaries, and (xvii) engaging in activities that are incidental to clauses (i) through (xvi). The provisions of this Section 4.4 shall restrict only the Manager and its Subsidiaries (other than the Company and its Subsidiaries) and shall not restrict the other Members or any Affiliate of the other Members (other than the Manager).

(b) Outside Activities of Members.

(i) Subject to (x) any agreements entered into pursuant to Section 4.5, and (y) any other agreements (including any employment agreement) entered into by a Member or any of its Affiliates with the Manager, the Company or a Subsidiary, any Member (but, with respect to the Manager, subject to Section 4.4(a)), or any officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company, and, in any such case, need not (A) first offer the Company or any of its Subsidiaries an opportunity to participate in such business interests or activities or (B) account to the Company or any of its Subsidiaries with respect to such business interests or activities.

(ii) None of the Members, the Company or any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Member or Person. Subject to any other agreements entered into by a Member or its Affiliates with the Manager, the Company or a Subsidiary, no Member (other than the Manager) or any such other Person shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Member, or any such other Person.

Section 4.5 Transactions with Affiliates. Subject to the provisions of Section 4.1(f) and Section 4.4, the Company may enter into any transaction or arrangement with the Manager or Subsidiaries of the Company or other Persons in which the Company has an equity investment on terms and conditions determined by the Manager in good faith; provided, that any material transaction or arrangement between the Manager and the Company (or any of its Subsidiaries) is (i) on terms comparable to and competitive with those available to the Company from others dealing at arms’ length or (ii) approved by the Company Unitholder Representative. Without limiting the foregoing, but subject to Section 4.1(f) and Section 4.4, (a) the Company may (i) lend funds to, or borrow funds from, the Manager or Subsidiaries of the Company or other Persons in which the Company has an equity investment and (ii) transfer Assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which the Company or any of its Subsidiaries is or thereby becomes a participant, and (b) the Manager may (i) propose and adopt on behalf of the employee benefit plans funded by the Company for the benefit of employees of the Manager, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, to or for the benefit of the Manager, the Company or any of the Company’s Subsidiaries and (ii) sell, transfer or convey any property to the Company, directly or indirectly.

Section 4.6 Limitation on Liability.

(a) General. Except as otherwise provided herein (including Section 4.7), to the fullest extent permitted by Law, no Indemnitee, in such capacity, shall be liable to the Company, any Member or any of their respective Affiliates, for any losses sustained or liabilities incurred as a result of any act or omission of such Person if (i) either (A) the Indemnitee, at the time of such act or omission, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (B) in the case of omission by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company and (ii) the act or omission did not constitute fraud, intentional misconduct, a knowing violation of Law or a breach of any representations, warranties, duties (including under Section 4.6(e)) or covenants contained in this Agreement by the Indemnitee.

(b) Action in Good Faith. An Indemnitee and a Member Indemnified Person (as applicable) acting under this Agreement shall not be liable to the Company for its, his, or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand, restrict, or eliminate the duties and liabilities of such Persons otherwise existing at Law or in equity, are agreed by the Members to replace fully and completely such other duties and liabilities of such Persons. Whenever in this Agreement any Member (in each case, other than the Manager) is permitted or required to make a decision (i) in its, his or her discretion or under a grant of similar authority, he, she or it shall be entitled to consider only such interests and factors as such Member desires, including its, his or her own and its, his or her Affiliates’ interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company, any other Member or any other Person, or (ii) in its, his or her good faith or under another express standard, he, she or it shall act under such express standard and shall not be subject to any other or different standards; provided, further, that, for the avoidance of doubt, the Manager shall not take any actions in contravention of its duties set forth in Section 4.7(e).

(c) Outside Counsel. The Manager may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Manager on behalf of the Company or its Subsidiaries or in furtherance of the interests of the Company or its Subsidiaries in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Manager will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(d) Duties of Members. Other than obligations of Members explicitly set forth in this Agreement, no Member (other than the Manager in its capacity as a manager), including any Member who may be deemed to be a controlling Member under applicable Law (other than the Manager in its capacity as a manager), shall owe any duty (of loyalty, care or otherwise) to the Company or to any other Member solely by reason of being a Member. Without limiting the foregoing, to the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Act, and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s controlling Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any controlling Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The foregoing elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement.

(e) Duties of Manager and Officers. The Manager shall, in its capacity as Manager, and not in any other capacity, have the same fiduciary duties to the Company and the Member as a member of the board of directors of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL); and (ii) each Officer shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and the Members as an officer of a Delaware corporation (assuming such corporation had in its certificate of incorporation a provision eliminating the liabilities of directors and officers to the maximum extent permitted by Section 102(b)(7) of the DGCL).

Section 4.7 Indemnification.

(a) Manager Indemnitees. The Company shall indemnify and hold harmless each Indemnitee (and such Person’s heirs, successors, assigns, executors or administrators) to the fullest extent permitted by applicable Law and to the same extent and in the same manner provided by the provisions of Article IX of the bylaws of the Manager (as adopted in connection with the closing of the SPAC Transactions) (the “Bylaws”) applicable to officers and directors as if such provisions were set forth herein, mutatis mutandis, and applied to each such Indemnitee.

(b) Member Indemnitees. The Company shall indemnify and hold harmless any Person (other than any Indemnitee, whose rights to indemnification are provided in Section 4.7(a)) to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment), who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that it, he or she is or was a Member (or controlling Affiliate thereof), or is or was serving as Company Unitholder Representative, or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee, advisor, attorney, accountant or other agent or representative of another Person (each a “Member Indemnified Person”), whether the basis of such Proceeding is alleged action in an official capacity as a Member, Company Unitholder Representative, or manager, officer, director, principal, member, employee, advisor, attorney, accountant or other agent or representative of another Person or in any other capacity, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Member Indemnified Person in connection therewith, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, such Member Indemnified Person engaged in fraud or a bad faith violation of the implied contractual covenant of good faith and fair dealing or a bad faith or knowing violation of Law or a breach of any representations, warranties, duties or covenants contained in this Agreement. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Member Indemnified Person in connection with defending a Proceeding shall be paid (or reimbursed) by the Company in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Member Indemnified Person to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Member Indemnified Person is not entitled to be indemnified by the Company under this Section 4.7(a) or otherwise.

(c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4.7 shall not be exclusive of any other right that any Person may have or hereafter acquire under any Law, agreement, vote of stockholders or holders of Units, managers or directors, provisions of a certificate of incorporation or bylaws, or otherwise.

(d) Nature of Rights. The rights conferred upon Indemnitees and Member Indemnified Persons in this Section 4.7 shall be contract rights and shall continue as to (i) an Indemnitee who has ceased to be the Manager, an Affiliate of the Manager, the Tax Representative, the Designated Individual, or an officer or director of the Manager, the Company, or their respective Affiliates or (ii) a Member Indemnified Person who has ceased to be a Member (or controlling Affiliate thereof), Company Unitholder Representative, or Person serving at the request of the Company as a manager, officer, director, principal, member, employee, advisor, attorney, accountant or other agent or representative of another Person. Any amendment, alteration or repeal of this Section 4.7 or of Article IX of the Bylaws that would adversely affect any right of an Indemnitee or its successors or a Member Indemnified Person or its successors shall apply prospectively only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment, alteration or repeal.

(e) Breaches. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 4.7 will (i) limit or waive any claims against, rights to sue or other remedies or recourse the Company, any Member or any other Person may have against an Indemnitee or Member Indemnified Person for a breach of contract claim relating to any binding agreement to which any Indemnitee or Member Indemnified Person is a party (including, where applicable, this Agreement) or (ii) entitle any such Indemnitee or Member Indemnified Person to be indemnified or advanced expenses with respect to such a breach.

(f) Severability. If this Section 4.7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each applicable Indemnitee and Member Indemnified Person pursuant to this Section 4.7 to the fullest extent permitted by any applicable portion of this Section 4.7 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 4.8 Maintenance of Insurance. To the extent permitted by applicable Law, the Company (with the approval of the Manager) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a manager, Member, officer, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against such Person and liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such liability and expenses.

ARTICLE V

BOOKS AND RECORDS

Section 5.1 Books and Records.

(a) General. The Company shall maintain in its principal business office, or any other place as may be determined by the Company, the books and records of the Company.

(b) Specific Records. In particular, the Company shall maintain:

(i) A register containing the name, address, and number and class of Units (including Equivalent Units) of each Member, and such other information as the Manager may deem necessary or desirable and attached to this Agreement as Annex A (as may be amended or updated from time to time, the “Register”). The Manager shall from time to time update the Register as necessary to ensure the Register is accurate, including as a result of any sales, exchanges, or other Transfers, or any redemptions, conversions, issuances, or similar events involving Units. Except as required by Law, no Member shall be entitled to receive a copy of the Register or of the information set forth in the Register relating to any Member other than itself.

(ii) A copy of the Certificate of Formation and this Agreement and all amendments thereto.

Section 5.2 Financial Accounts. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied.

Section 5.3 Inspection; Confidentiality. The Manager may keep confidential from the Members (or any of them), for such period of time as the Manager determines to be reasonable, any information the Manager has a right to keep confidential pursuant to Section 18-305(c) of the Act. Subject to the provisions of the previous sentence, the Members (personally or through an authorized representative) may, for purposes reasonably related to their respective interests in the Company, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours upon reasonable prior notice.

Section 5.4 Information to Be Provided by Manager to Members. The Company shall deliver (or otherwise make accessible) to each Member a copy of any information mailed or delivered electronically to all of the common stockholders of the Manager as soon as practicable after such mailing or electronic delivery.

ARTICLE VI

TAX MATTERS, ACCOUNTING, AND REPORTING

Section 6.1 Tax Matters.

(a) Tax Returns. The Company shall use reasonable best efforts to cause to be prepared and timely filed (taking into account available extensions) all federal, state, and local, and non-U.S. tax returns of the Company for each year for which such returns are required to be filed and shall determine the appropriate treatment of each tax item of the Company and make all other determinations with respect to such tax returns.

(b) Other Tax-Related Matters. Each of the provisions of Annex C, which address various tax-related matters, is incorporated into and shall constitute a part of this Agreement.

Section 6.2 Accounting and Fiscal Year. Unless otherwise determined by the Company or required by Code Section 706, the fiscal year of the Company (the “Fiscal Year”) shall be the calendar year ending December 31st, or, in the case of the last Fiscal Year of the Company, the fraction thereof ending on the date on which the winding up of the Company is completed.

ARTICLE VII

UNIT TRANSFERS AND MEMBER WITHDRAWALS

Section 7.1 Transfer Generally Prohibited. No Units shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VII and (where applicable) Article X. Any Transfer or purported Transfer of a Unit not made in accordance with this Article VII and (where applicable) Article X shall be null and void ab initio. Units shall not be subject to the claims of any creditor, spouse for alimony or support, or legal process and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

Section 7.2 Conditions Generally Applicable to All Transfers. All Transfers are subject to the satisfaction of the following conditions:

(a) Transfers by Members Other than the Manager.

(i) Consent of Manager. No Member (other than the Manager, with respect to which Section 7.2(b) shall apply) shall Transfer all or any portion of its Units to any transferee without the prior written consent of the Manager unless the Transfer is a Related-Party Transfer or is pursuant to Section 7.4.

(ii) Assumption of Obligations; No Relief from Obligations. Any transferee of all or a portion of a Unit (whether or not admitted as a Substituted Member) shall take subject to and assume, by operation of Law or express agreement, all of the obligations of the transferor Member under this Agreement with respect to such Transferred Unit. No Transfer (other than pursuant to a statutory merger or consolidation pursuant to which all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of Law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Manager.

(iii) No Rights as Member. No transferee, whether by a voluntary Transfer, by operation of Law or otherwise, shall have any rights under this Agreement unless and until admitted as a Substituted Member.

(b) Transfers by the Manager. The Manager may not Transfer any of its Units without the Consent of a Majority-in-Interest of the Members, except in connection with a Change of Control Transaction or a Termination Transaction (subject in each case to the applicable provisions of this Article VII and if applicable Section 4.1(a)(v)).

(c) Withholding with Respect to a Transfer of Units. A Member making a Transfer permitted by this Agreement shall comply with Section 4.10(b) of Annex C.

(d) Other Restrictions on Transfer. In addition to any other restrictions on Transfer in this Agreement, no Member may Transfer a Unit (including by way of acquisition of Units by the Manager or any other acquisition of Units by the Company) if the Manager reasonably determines:

(i) Such Transfer (A) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (B) would create an undue risk that the Company be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or otherwise classified as an association taxable as a corporation for U.S. federal, state, or local income tax purposes; provided, that a Transfer by a Member shall not be prohibited under Section 7.2(d)(i)(B) if the Member obtains a tax opinion on which the Manager and the Company can rely from nationally recognized tax counsel that the Transfer will not result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or otherwise classified as an association taxable as a corporation for U.S. federal, state, or local income tax purposes;

(ii) That the Transfer would be to any Person or entity that lacks the legal right, power or capacity to own a Unit;

(iii) That the Transfer would be in violation of Law;

(iv) That the Transfer would be of any fractional or component portion of a Unit or rights to distributions, separate and apart from all other components of a Unit;

(v) That the Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified Person” (as defined in Code section 4975(c));

(vi) That the Transfer would create a material risk that any portion of the Assets would constitute assets of any employee benefit plan pursuant to Department of Labor Reg. § 2510.2-101;

(vii) That the Transfer would require the registration of such Unit pursuant to any applicable federal or state securities Laws;

(viii) That the Transfer would create a material risk that the Company would become a reporting company under the Exchange Act; or

(ix) That the Transfer would subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Section 7.3 Substituted Members.

(a) Admission as Member. A transferee of Units of a Member, other than a Related-Party Transferee, may be admitted as a Substituted Member only with the consent of the Company. A Related-Party Transferee shall be admitted as a Substituted Member without the consent of the Company, subject to compliance with Section 7.3(b). The failure or refusal by the Company to permit a transferee of Units to become a Substituted Member shall not give rise to any cause of action against the Company or the Manager. A transferee who has been admitted as a Substituted Member in accordance with this Article VII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member with respect to the applicable class or series of Units under this Agreement.

(b) Documents to Be Provided by Transferee. No transferee shall be admitted as a Substituted Member until and unless it furnishes to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such transferee and (iii) such other documents and instruments as the Manager may require to effect such transferee’s admission as a Substituted Member, including a certification from the transferee or an opinion of counsel reasonably acceptable to the Company in respect of any of the restrictions on transfer set forth in Section 7.2(d) (which certification or opinion may be waived, in whole or in part, in the sole discretion of the Company).

(c) Amendment of Books and Records. In connection with, and as evidence of, the admission of a Substituted Member, the Manager or Company shall amend the Register and the books and records of the Company to reflect the name, address and number of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

Section 7.4 Certain Transactions involving the Manager.

(a) In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Exchangeable Unit Member to effect a Mandatory Exchange of all or a portion of such Exchangeable Unit Member’s Exchangeable Units together with an equal number of shares of Class V Common Stock pursuant to which such Exchangeable Units and such shares of Class V Common Stock will be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity) in accordance with the Exchange provisions of Article XI (applied for this purpose as if the Manager had delivered a Mandatory Exchange Notice that specified a common stock settlement with respect to such Mandatory Exchange) and otherwise in accordance with this Section 7.4(a) (provided, that in the event of any conflict or inconsistency between such provisions of Article XI and this Section 7.4(a), this Section 7.4(a) shall control). Any Exchange pursuant to this Section 7.4(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Mandatory Exchange pursuant to this Section 7.4(a), the “Change of Control Date”). In the event the Manager so requires as set forth in the preceding sentence, from and after the Change of Control Date, (i) the Exchangeable Units and any shares of Class V Common Stock subject to such Mandatory Exchange shall be deemed to be transferred to the Manager on the Change of Control Date and (ii) each such Exchangeable Unit Member shall cease to have any rights with respect to such Exchangeable Units and any shares of Class V Common Stock subject to such Mandatory Exchange (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or equity securities in a successor entity) pursuant to such Mandatory Exchange). In the event the Manager desires to initiate the provisions of this Section 7.4(a), the Manager shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Exchangeable Unit Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Exchangeable Unit Members shall take all actions reasonably requested by the Manager to effect such Mandatory Exchange, including taking any action and delivering any document required pursuant to this Section 7.4(a) to effect such Mandatory Exchange. Notwithstanding the foregoing, in the event the Manager requires the Exchangeable Unit Members to exchange less than all of their outstanding Exchangeable Units (and to surrender a corresponding number of shares of Class V Common Stock for cancellation), each Exchangeable Unit Member’s participation in the Change of Control Transaction shall be reduced pro rata.

(b) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Corporation Offer”) is proposed by the Manager or is proposed to the Manager or its stockholders and approved by the Board of Directors or is otherwise effected or to be effected with the consent or approval of the Board of Directors, the Manager shall provide written notice of the Corporation Offer to all Exchangeable Unit Members within the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Corporation Offer and (ii) ten (10) Business Days before the proposed date upon which the Corporation Offer is to be effected, including in such notice such information as may reasonably describe the Corporation Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Corporation Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Corporation Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Corporation Offer, and the number of Exchangeable Units (and the corresponding shares of Class V Common Stock) held by such Exchangeable Unit Member that is applicable to such Corporation Offer. The Exchangeable Unit Members shall be permitted to participate in such Corporation Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Corporation Offer (and that is contingent upon consummation of such Corporation Offer and shall not be effective if such Corporation Offer is not consummated), and shall include such information necessary for consummation of such Corporation Offer as requested by the Manager. In the case of any Corporation Offer that was initially proposed by the Manager, the Manager shall use reasonable best efforts to enable and permit the Exchangeable Unit Members to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Exchangeable Unit Members to participate in such transaction without being required to exchange Exchangeable Units or shares of Class V Common Stock prior to the consummation of such transaction. For the avoidance of doubt, in no event shall such Exchangeable Unit Members be entitled to receive in such Corporation Offer aggregate consideration for each Exchangeable Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Corporation Offer.

(c) In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Corporation Offer, the provisions of Section 7.4(a) shall take precedence over the provisions of Section 7.4(b) with respect to such transaction, and the provisions of Section 7.4(b) shall be subordinate to provisions of Section 7.4(a), and may only be triggered if the Manager elects to waive the provisions of Section 7.4(a).

Section 7.5 Withdrawal.

(a) Permissible Withdrawals. Subject to any Unit Designation, no Member may withdraw from the Company other than:

(i) As a result of a Transfer of all of such Member’s Units in accordance with this Article VII or as otherwise permitted by this Agreement with respect to which the transferee becomes a Substituted Member (and, in the case of the Manager, subject to compliance with Section 4.1(a)(v));

(ii) Pursuant to a Transfer to the Manager or a wholly owned Subsidiary of the Manager (or the Company) of all of such Member’s Units to the extent permitted by this Agreement; or

(iii) With the prior written consent of a Majority-in-Interest of the Members.

(b) Consequences of Withdrawal. Any Member who Transfers all of its Units in a Transfer (i) permitted pursuant to this Article VII or otherwise under this Agreement where such transferee was admitted as a Substituted Member or (ii) to the Manager or wholly owned Subsidiary of the Manager (or the Company), in each case, shall cease to be a Member but shall continue to have the obligations of a former Member that are expressly set forth in this Agreement.

Section 7.6 Restrictions on Termination Transactions.

(a) General. Except as provided in Section 7.6(b), and without limitation of the Manager’s rights under Section 7.4, neither the Company nor the Manager shall engage in, or cause or permit, a Termination Transaction.

(b) Consent. Without limitation of the Manager’s rights under Section 7.4, the Company or Manager may engage in, cause, or permit a Termination Transaction only if at least one of the following conditions is satisfied:

(i) a Majority-in-Interest of the Members give Consent; or

(ii) all of the following conditions are met: (1) substantially all of the Assets directly or indirectly owned by the Company before the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company that is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (2) the Surviving Company is classified as a partnership for U.S. federal income tax purposes and each of its Subsidiaries has the same classification for U.S. federal, state, and local tax purposes immediately after the Termination Transaction that each Subsidiary had immediately before the Termination Transaction; (3) the rights of such Members with respect to the Surviving Company (including pursuant to a tax receivable agreement) are at least as favorable as those of Members holding Units immediately before the consummation of such Termination Transaction (except to the extent that any such rights are consistent with clause (4) of this Section 7.6(b)(ii)) and as those applicable to any other limited partners or non-managing members of the Surviving Company; (4) such rights include the right to cause their interests in the Surviving Company to be redeemed at any time or times for cash in an amount equal to the Fair Market Value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Company; and (5) either (i) such Termination Transaction does not result in material taxable income or gain to any holder of Exchangeable Units, (ii) there are no restrictions on such holder’s ability to Exchange any such Exchangeable Units (other than the restrictions set forth in Annex E) and sell for cash, in each case within the same taxable year as the Termination Transaction, shares received in any such Exchange in an amount sufficient to enable such holder to pay any resulting taxes from any such taxable income or gain, or (iii) the Manager agrees to elect Cash Settlement with respect to such amount of Exchangeable Units tendered pursuant to an Exchange (provided, that the conditions in this clause (5) may be waived with respect to a Termination Transaction if the Company obtains the consent of each holder holding five percent (5%) or greater of all outstanding Common Units).

Section 7.7 Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Member’s estate (a “Member Representative”) shall have the same rights as the Incapacitated Member possessed to Transfer its Units. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company. Unless a Member or Member Representative informs the Company in writing of the Member’s Incapacity, the Company shall have the right to assume each Member is not Incapacitated. The Company shall have no obligation to determine whether or not a Member is Incapacitated.

Section 7.8 Certificates; Legend. Initially, unless the Manager determines otherwise, none of the Units issued will be represented by certificates. If the Manager determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement may be amended by the Manager as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 7.8 shall be deemed to authorize or permit any Member to transfer its Units except as otherwise permitted under this Agreement. Unless the Manager determines to require any other or different legends, each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ESGEN OPCO, LLC DATED AS OF MARCH 13, 2024, AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

ARTICLE VIII
ADMISSION OF ADDITIONAL MEMBERS

Section 8.1 Admission of Additional Members.

(a) Requirements for Admission. A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Manager (i) evidence of acceptance, in form and substance satisfactory to the Manager, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 11.1, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required by the Manager in order to effect such Person’s admission as an Additional Member. In connection with, and as evidence of, the admission of an Additional Member, the Manager shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Units of such Additional Member.

(b) Consent of Company Required. Notwithstanding anything to the contrary in this Section 8.1, no Person shall be admitted as an Additional Member without the consent of the Company. The admission of any Person as an Additional Member shall become effective on the date determined by the Company (but in no case earlier than the satisfaction of all the conditions set forth in Section 8.1(a)).

Section 8.2 Limit on Number of Members. Unless otherwise permitted by the Manager, no Person shall be admitted to the Company after the date of this Agreement as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would require or cause the Company to become a reporting company under the Exchange Act.

ARTICLE IX
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.1 Dissolution Generally.

(a) Dissolution Only in Accordance with This Agreement. The Company shall not be dissolved by the substitution of Members or the admission of Additional Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company’s Assets.

(b) Termination of Members. The death, retirement, resignation, expulsion, Bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not in and of itself cause dissolution of the Company.

Section 9.2 Events Causing Dissolution.

(a) Actions by Members. No Member shall take any action to dissolve, terminate or liquidate the Company, or require apportionment, appraisal or partition of the Company or any of its Assets, or file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Law, waives any rights to take any such actions under Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Act.

(b) Liquidating Events. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(i) an election to dissolve the Company made by the Manager, with the Consent of a Majority-in-Interest of the Members;

(ii) a dissolution of the Company under Section 18-801(4) of the Act, unless the Company is continued without dissolution pursuant thereto; or

(iii) the entry of a judicial decree under Section 18-802 of the Act.

Section 9.3 Distribution upon Dissolution.

(a) Order of Distributions. Upon the dissolution of the Company pursuant to Section 9.2, the Manager (or, in the event that the Manager has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority-in-Interest of the Members (the Manager or such other Person, the “Liquidator” )) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s Assets and liabilities, and the Company’s Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Manager, include shares of stock in the Manager) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Company’s debts and liabilities to creditors, including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for previously declared distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) Second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for previously declared distributions, whether by payment or the making of reasonable provision for payment thereof;

(iii) Third, to the Sponsor in an amount equal to then-remaining Required Return with respect to each Class A Convertible Preferred Unit outstanding; and

(iv) The balance, if any, to the Members, in accordance with Section 3JM

(b) Discretion of Liquidator and Manager.

(i) Notwithstanding the provisions of Section 9.3(a) that require liquidation of the Assets, but subject to the order of priorities set forth therein, if before or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s Assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any Assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants-in-common and in accordance with the provisions of Section 9.3(a), undivided interests in such Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and any agreements governing the operation of such properties at such time. The Liquidator shall determine the Fair Market Value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(ii) In the sole discretion of the Manager, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article IX may be:

(A) Distributed to a trust established for the benefit of the Manager and the Members for the purpose of liquidating Company Assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Manager arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Manager, in the same proportions and amounts as would otherwise have been distributed to the Members pursuant to this Agreement; or

(B) Withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided, that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 9.3(a) as soon as practicable.

Section 9.4 Rights of Members. Except as otherwise provided in this Agreement and subject to the rights of any Member set forth in a Unit Designation, (a) each Member shall look solely to the Assets for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company, and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions or distributions.

Section 9.5 Termination. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation of the Certificate of Formation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 9.5.

ARTICLE X PROCEDURES FOR ACTIONS AND CONSENTS

OF MEMBERS; MEETINGS

Section 10.1 Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement (other than as set forth in Article XII, which shall, notwithstanding anything to the contrary in this Article X, govern Consents of the holders of the Class A Convertible Preferred Units) or otherwise pursuant to Law are subject to the procedures set forth in this Article X. Notwithstanding anything to the contrary in this Article X, only Members that are entitled to vote at a meeting of Members shall receive notice of and be entitled to attend any such meetings.

Section 10.2 Procedures for Meetings and Actions of the Members.

(a) Time; Quorum; Consent. Meetings of the Members may be called only by the Manager and shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than two (2) days nor more than ninety (90) days before the date of such meeting. Members may vote in Person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement or any Unit Designation, the affirmative vote of a Majority-in-Interest of the Members shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 10.2(b).

(b) Written Consents. Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission and filed with the Manager setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such Consent may be in one or several instruments and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Manager may require a response within a reasonable specified time, and failure to respond in such time period shall constitute a Consent that is consistent with the Manager’s recommendation with respect to the proposal.

(c) Proxy. Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) Record Date for Meetings and Other Purposes.

(i) The Manager may set, in advance, a Record Date (x) for the purpose of determining the identities of the Members entitled to Consent to any action or entitled to receive notice of or vote at any meeting of the Members or (y) to make a determination of Members for any other proper purpose. Any such date shall not be before the close of business on the day the Record Date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than two (2) days, before the date on which the meeting is to be held.

(ii) If no Record Date is set, the Record Date for the determination of Members entitled to notice of or vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the Record Date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this Section 10.2(d)(ii), such determination shall apply to any adjournment thereof.

(e) Conduct of Meetings. Each meeting of Members shall be conducted by the Manager or such other Person as the Manager may appoint pursuant to such rules for the conduct of the meeting as the Manager or such other Person deems appropriate.

(f) Waivers. Any time period for notice with respect to meetings or Consents of the Members may be waived by a Member as to such Member.

ARTICLE XI
EXCHANGE RIGHTS

Section 11.1 Elective and Mandatory Exchanges.

(a) Elective Exchanges. Subject to the Policy Regarding Exchanges set forth in Annex E, as amended from time to time by the Company (the “Policy Regarding Exchanges”), an Exchangeable Unit Member shall have the right, from time to time, to surrender Exchangeable Units, along with an equal number of shares of Class V Common Stock (in each case, free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement and the organizational documents of the Manager), to the Company (in the case of the Exchangeable Units) or the Manager (in the case of the Class V Common Stock) and to thereby cause the Company or the Manager to deliver to such Exchangeable Unit Member (or its designee) the Exchange Consideration as set forth in Section 11.3 (an “Elective Exchange”). Any amendments of the Policy Regarding Exchanges will be subject to Section 4.1(f) herein to the same extent as if the same was part of this Agreement.

(b) Mandatory Exchange Events. Units are subject to Mandatory Exchange in each of the following circumstances:

(i) pursuant to Section 7.4, in the event of a Change of Control Transaction in accordance with the terms therein;

(ii) in the discretion of the Manager, with the Consent of a Supermajority-in-Interest of the Members, all Members will be required to exchange all Exchangeable Units then held by the Members; or

(iii) with respect to the Class B Units received in connection with the Conversion of Class A Convertible Preferred Units into Class B Units pursuant to Section 12.3 or 12.5, the Sponsor will be required to (and shall be deemed to) immediately exchange all of its Exchangeable Units (together with all accompanying shares of Class V Common Stock) then held by the Sponsor, and the Company, the Manager and the Sponsor will cooperate to effect such Mandatory Exchange substantially concurrently with the Conversion described above (and where any provisions with respect thereto in this Article XI are in conflict with the provisions with respect thereto in Article XII, Article XII will govern).

(c) Mandatory Exchange Notices and Dates. Upon the occurrence of any of the circumstances set out in Section 11.1(b) (other than Section 11.1(b)(iii), in respect of which such Exchange shall be immediately effected as noted therein and shall not be governed by the provisions of this Section 11.1(c)), the Manager may exercise its right to cause a mandatory exchange of an Exchangeable Unit Member’s Exchangeable Units and an equal number of shares of Class V Common Stock (a “Mandatory Exchange”) by delivering to each Exchangeable Unit Member a written notice pursuant to the notice provisions in Section 13.6 (a “Mandatory Exchange Notice”). A Mandatory Exchange Notice will specify the basis for the Mandatory Exchange, the Exchangeable Units of the Company to which the Mandatory Exchange applies, the Exchange Consideration and the effective date of such Mandatory Exchange (the “Mandatory Exchange Date”), which shall be no earlier than ten (10) Business Days after delivery of the Mandatory Exchange Notice. The Exchangeable Unit Member receiving the Mandatory Exchange Notice shall use its reasonable best efforts to deliver the Certificates, as applicable, representing the applicable Exchangeable Units and corresponding shares of Class V Common Stock (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement and the organizational documents of the Manager) no later than one (1) Business Day before the Mandatory Exchange Date. Upon the Mandatory Exchange Date, the Manager will effect the Mandatory Exchange.

Section 11.2 Additional Terms Applying to Exchanges.

(a) Rights of Exchangeable Unit Member. On an Exchange Date, all rights of the Exchangeable Unit Member as a holder of the Exchangeable Units and, if the applicable Exchangeable Units are Class B Units, shares of Class V Common Stock held by the holder of the Class B Units that are subject to the Exchange, shall cease, and, unless the Manager has elected Cash Settlement as to all Exchangeable Units tendered, the Manager shall use commercially reasonable efforts to cause the transfer agent or registrar of the Manager to update the stock register of the Manager such that such Exchangeable Unit Member (or its designee) becomes the record holder of the shares of Class A Common Stock to be received by the Exchangeable Unit Member in respect of such Exchange.

(b) Expenses. Subject to the other terms of this Section 11.2(b), except as otherwise agreed by the Company, the Manager and an Exchangeable Unit Member, the Company, the Manager, and each Exchangeable Unit Member shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated. Notwithstanding the foregoing sentence, the Manager shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered pursuant to an Elective Exchange in a name other than that of the Exchangeable Unit Member that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Exchangeable Unit Member) or the Cash Settlement is to be paid to a Person other than the Exchangeable Unit Member that requested the Exchange, then such Exchangeable Unit Member or the Person in whose name such shares are to be delivered or to whom the Cash Settlement is to be paid shall pay to the Manager (or the Company, at the Manager’s direction) the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Manager that such tax has been paid or is not payable. In the event of a Mandatory Exchange pursuant to Section 11.1(b)(ii), the Company will bear the reasonable out-of-pocket expenses (excluding taxes) of the Members in connection therewith.

(c) Concurrent Delivery of Class V Common Stock. No Exchange of Class B Units may be made without a concurrent delivery of an equal number of shares of Class V Common Stock. Any shares of Class V Common Stock surrendered in an Exchange shall automatically be deemed retired without any action on the part of any Person, including the Manager. Any such retired shares of Class V Common Stock shall no longer be outstanding, all rights with respect to such shares shall automatically cease and terminate, and such shares shall return to the status of authorized but unissued shares of the Manager.

Section 11.3 Exchange Consideration; Settlement.

(a) Generally. Subject to the terms of this Section 11.3 and Section 3.2(e), the Manager shall have the right, in its sole discretion, to elect the form of Exchange Consideration with respect to any Exchange. On an Exchange Date, provided the Exchangeable Unit Member has satisfied its obligations under the Policy Regarding Exchanges and not validly retracted such proposed Exchange, the Manager shall deliver or cause to be delivered the Exchange Consideration to such Exchangeable Unit Member (or its designee), at the address set forth on the applicable Exchange Notice. Subject to the terms of Section 3.2(e), if the Manager elects a Cash Settlement, the Manager shall only be obligated to contribute to the Company (or, if the Manager elects to settle directly pursuant to Section 11.9, settle directly for an amount equal to) an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts and commissions) from the sale by the Manager of a number of shares of Class A Common Stock equal to the number of Exchangeable Units being Exchanged for such Cash Settlement; provided, that the contribution of such net proceeds shall in no event affect the Exchangeable Unit Holder’s right to receive the Cash Settlement amount. Except as otherwise required by Law, the Manager shall, for U.S. federal income tax purposes, be treated as paying an appropriate portion of the selling expenses described in the previous sentence as agent for and on behalf of the Exchangeable Unit Member. Except as otherwise determined by the Manager, if (i) the Manager determines that some or all of the Exchange Consideration with respect to an Exchange will be Class A Common Stock and (ii) such Exchange would, but for this Section 11.3(a), result in the Exchangeable Unit Member’s receipt of a fractional share of Class A Common Stock, then the number of shares of Class A Common Stock to be received by the Exchangeable Unit Member shall be rounded down to the nearest whole number of shares and the amount of the reduction shall be paid as a Cash Settlement.

(b) Restriction on Cash Settlement of Class B Units. Except in connection with a payment in respect of a fractional share (as described in the final sentence of Section 11.3(a)), the Manager may elect Cash Settlement with respect to an Exchange of Exchangeable Units that are Class B Units only to the extent the Cash Settlement is funded by the proceeds (net of underwriting discounts and commissions) of a Liquidity Offering with respect to that Exchange. This Section 11.3(b) shall not apply to a Cash Settlement made in respect of Section 11.1(b)(iii). No Cash Settlement will be made with respect to Class B Units issued in connection with any Conversion (provided, the foregoing shall not limit the Manager’s rights as specifically set forth in Section 12.3 in respect of a Transaction Event Conversion in respect of a Change of Control Transaction).

(c) Notice of Intended Exchange Consideration. At least two (2) Business Days before the Exchange Date, the Manager shall give written notice to the Company (with a copy to the Exchangeable Unit Member) of its intended Exchange Consideration. If the Manager or the Company does not timely deliver such written notice, the Manager shall be deemed to have elected to settle the Exchange with shares of Class A Common Stock.

(d) Settlement through Depository Trust Company. To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the Manager or the Company will, upon the written instruction of an Exchangeable Unit Member, deliver the shares of Class A Common Stock deliverable to such Exchangeable Unit Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Exchangeable Unit Member in the Exchange Notice.

(e) Obligations of Manager and Company. Upon any Exchange, the Manager shall take such actions as (A) may be required to ensure that such Exchangeable Unit Member receives the shares of Class A Common Stock and/or the Cash Settlement that such Exchangeable Unit Member is entitled to receive in connection with such Exchange pursuant to Section 11.3(a), and (B) may be reasonably within its control that would cause such Exchange to be treated as a direct exchange between the Manager and the Member for U.S. federal and applicable state and local income tax purposes.

Section 11.4 Adjustment. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then, upon any subsequent Exchange, an Exchangeable Unit Member shall be entitled to receive the amount of such security, securities or other property that such Exchangeable Unit Member would have received if such Exchange had occurred immediately before the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 11.4 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 11.5 Class A Common Stock to Be Issued in Connection with an Exchange.

(a) Class A Common Stock Reserve. The Manager shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable under this Agreement upon all such Exchanges; provided, however, that the Manager may satisfy its obligations in respect of any such Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Manager). The preceding sentence shall not affect the Manager’s right to elect a Cash Settlement. For so long as the Class A Common Stock is listed on a national securities exchange, Manager shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon an Exchange to be listed on such national securities exchange at the time of such issuance.

(b) Rule 16(b) Exemption. The Manager has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Manager (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Manager for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Manager (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Manager upon the registration of any class of equity security of the Manager pursuant to Section 12 of the Exchange Act.

(c) Validity of Class A Common Stock. The Manager covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Manager or any right of first refusal or other right in favor of any Person.

Section 11.6 Tax Treatment. Unless otherwise agreed to in writing by the Exchangeable Unit Member and the Manager, it is intended that, for U.S. federal and applicable state and local income tax purposes, each Exchange be treated as direct exchange between the Manager and the Exchangeable Unit Member that is a taxable transaction to the Exchangeable Unit Member. All applicable parties shall treat each Exchange consistently with the intended treatment for all U.S. federal and applicable state and local tax purposes unless otherwise required by a “determination” within the meaning of Code Section 1313(a) or a change in Law.

Section 11.7 Contribution by Manager. Except as otherwise provided in Section 11.9, on the Exchange Date (a) the Manager shall contribute to the Company the shares of Class A Common Stock and/or Cash Settlement that the Manager has elected to deliver and that the Exchangeable Unit Member is entitled to receive in the applicable Exchange (in each case, subject to Sections 3.2(e) and 3.2(f)) and (b) in the event of a settlement of the Exchange in Class A Common Stock, the Company shall issue to the Manager a number of Class A Units equal to the number of shares of Class A Common Stock contributed to the Company pursuant to this Section 11.7.

Section 11.8 Apportionment of Distributions. Distributions with a Record Date on or before the Exchange Date shall be made to the Exchangeable Unit Member.

Section 11.9 Right of Manager to Acquire Exchangeable Units. With respect to Units surrendered in an Elective Exchange or subject to a Mandatory Exchange, the Manager shall have the right but not the obligation to have the Manager (in lieu of the Company) acquire Exchangeable Units and, if the applicable Exchangeable Units are Class B Units, an equal number of shares of Class V Common Stock held by the holder of those Class B Units, directly from an Exchangeable Unit Member for the elected Exchange Consideration. If the Manager acquires Exchangeable Units as described in the preceding sentence, those Exchangeable Units shall be automatically recapitalized into the same number of Class A Units as the number of shares of Class A Common Stock issued by the Manager in connection with such Exchange. The applicable provisions of this Article XI shall apply to any such direct exchange, mutatis mutandis.

ARTICLE XII

CLASS A CONVERTIBLE PREFERRED UNITS

Section 12.1 Class A Convertible Preferred Unit Accruing Dividends. From and after the date of issuance of a Class A Convertible Preferred Unit, the Sponsor shall be entitled to receive cash distributions, which shall be cumulative and shall accrue on the sum of (a) the Class A Convertible Preferred Unit Original Issue Price of, and (b) the amount of any accrued and unpaid cash distributions thereon that have been compounded as of such date on, each Class A Convertible Preferred Unit at the rate of ten percent (10%) per annum (accruing daily and compounding monthly until paid in full from the date of issuance of such Class A Convertible Preferred Units, whether or not declared) (the “Class A Convertible Preferred Unit Accruing Dividends”). The Class A Convertible Preferred Unit Accruing Dividends shall accrue on such Class A Convertible Preferred Units with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date, to the extent not paid on or before the Dividend Payment Date with respect to such Dividend Period (or portion thereof). Class A Convertible Preferred Unit Accruing Dividends shall be payable quarterly in arrears on the last day of March, June, September and December of each year during the Term in which the Class A Convertible Preferred Units are outstanding (each a “Dividend Payment Date”). Any calculation of the amount of Class A Convertible Preferred Unit Accruing Dividends shall be made based on a 360day year, and the actual number of days elapsed, to the extent permitted by law. On each Dividend Payment Date, the Company (i) shall pay to Sponsor an amount equal to 30% of the Class A Convertible Preferred Unit Accruing Dividends that have accrued for such Dividend Period (or portion therefor) and (ii) may, in its sole discretion, elect either (A) to pay the remainder of the Class A Convertible Preferred Unit Accruing Dividends that have accrued for such Dividend Period (or portion therefor) in cash or (B) the extent the remaining portion of any such Class A Convertible Preferred Unit Accruing Dividends are not paid on the Dividend Payment Date in cash (including as a result of such distribution payment not being permitted by applicable law), such remaining portion of the Class A Convertible Preferred Unit Accruing Dividends shall continue to accrue and compound whether or not declared.

Section 12.2 Certain Consent Rights. For so long as any of the Class A Convertible Preferred Units shall remain outstanding, the Company shall not, and the Manager shall not cause the Company to and the Company shall not permit any of its Subsidiaries to, either directly or indirectly take any of the following actions without the written consent (not to be unreasonably withheld, conditioned or delayed) of the Sponsor:

(a) issue any class or series of equity securities (or instrument that is convertible or exchangeable into equity securities) that would have rights that are senior or pari passu to the Class A Convertible Preferred Units or issue any additional Class A Convertible Preferred Units (other than to the Sponsor pursuant to the Subscription Agreement or this Agreement); or

(b) create or authorize any debt security in respect of borrowed money or the incurrence of any indebtedness for borrowed money, other than (A) trade accounts payable incurred in the ordinary course of business, (B) equipment leases, including, without limitation, financing leases for capital equipment, (C) borrowings under the Existing Line of Credit (as defined in the Combination Agreement) or refinancings or replacements thereof in substantially similar amounts, (D) indebtedness in respect of leases or loans of motor vehicles or (E) indebtedness on reasonable terms incurred for the purpose of paying (or repaying) amounts due in respect of a Redemption.

If the Company or the Manager shall propose to take any action enumerated above in clauses (a) or (b) of this Section 12.2 then, and in each such case, the Company shall give notice of such proposed action to the Sponsor at the address of said holder shown in the books and records of the Company. Such notice shall specify, inter alia (x) the proposed effective date of such action; (y) the date on which a record is to be taken for the purposes of such action, if applicable; and (z) the other material terms of such action. Such notice shall be given at least ten calendar days prior to the applicable date or effective date specified above. If at any time the Company shall cancel any of the proposed actions for which notice has been given under this Section 12.2 prior to the consummation thereof, the Company shall give prompt notice of such cancellation to the Sponsor at the address of said holder shown in the books and records of the Company as of the date of such notice. Other than as expressly set forth in this Section 12.2, to the extent permitted by law, the Class A Convertible Preferred Units shall carry no voting or consent rights of any kind with respect to the Company.

Section 12.3 Conversion.

(a) Optional Conversion. Following the first anniversary of the Class A Convertible Preferred Unit Original Issue Date and continuing until the earlier of (A) the Maturity Date, (B) a Required Redemption, (C) the date the Sponsor elects for a Put Option Redemption, or (D) a Transaction Event Conversion, the Sponsor shall have the option to convert all, but not less than all, of the outstanding Class A Convertible Preferred Units into such number of Class B Units (an “Optional Conversion”) as is determined by dividing the Class A Convertible Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Class A Convertible Preferred Unit Accruing Dividends with respect to such Class A Convertible Preferred Units, if any, through the date the conversion occurs, by $11.00 (the “Optional Conversion Price”). In order for the Sponsor to elect for an Optional Conversion, the Sponsor shall provide written notice to the Company at the principal office of the Company that the Sponsor elects to convert all, but not less than all, of the outstanding Class A Convertible Preferred Units.

(b) Maturity Date Conversion. Each Class A Convertible Preferred Unit that is outstanding on the Maturity Date will be converted into such number of Class B Units (a “Maturity Date Conversion”) as is determined by dividing the Class A Convertible Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Class A Convertible Preferred Unit Accruing Dividends with respect to such Class A Convertible Preferred Units, if any, through and until the Maturity Date, by the Market Price (the “Maturity Date Conversion Price”). The “Market Price” shall mean the average of the daily VWAP of the Class A Common Stock during the five (5) Trading Days prior to the Maturity Date. The “VWAP” means, for any Trading Day, the per share daily volume weighted average price of the Class A Common Stock for such Trading Day on the principal trading exchange or market for the Common Stock (the “Principal Market”) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time (the “Measurement Period”) or, if such price is not available, “VWAP” shall mean the market value per share of Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by an independent investment banking firm or other similar party chosen by the Company. A “Trading Day” means any days during the course of which the Principal Market on which the Class A Common Stock is listed or admitted to trading is open for the exchange of securities.

(c) Fractional Units. No fractional Class B Unit or scrip shall be issued upon Conversion of the Class A Convertible Preferred Units. Instead of any fractional Class B Units that would otherwise be issuable upon Conversion of any Class A Convertible Preferred Units, the Manager shall make an adjustment in respect of such fractional interest by rounding down to the nearest whole number of Class B Units and the amount of the reduction shall be paid as a cash settlement.

(d) Registration. If any Class B Units to be reserved for the purpose of Conversion of Class A Convertible Preferred Units require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such Class B Units may be validly issued or delivered upon Conversion, the Manager shall, at its sole cost and expense, in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

(e) Adjustment. If, after the Class A Convertible Preferred Unit Original Issue Date, the Company (i) makes a distribution on its Class B Units in securities (including Class B Units), (ii) subdivides or splits its outstanding Class B Units into a greater number of Class B Units, (iii) combines or reclassifies its Class B Units into a smaller number of Class B Units or (iv) issues by reclassification of its Class B Units any securities (including any reclassification in connection with a merger, consolidation or business combination in which the Manager is the surviving person), then the Conversion Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the Conversion of the Class A Convertible Preferred Units after such time shall entitle the Sponsor to receive the aggregate number of Class B Units that such holder would have been entitled to receive if the Class A Convertible Preferred Units had been converted into Class B Units immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 12.3(e) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Manager or the Company is the surviving person) or split. Such adjustment shall be made successively whenever any event described above shall occur. The Manager and the Company, as the case may be, agrees that it will act in good faith to make any adjustment(s) required by this Section 12.3(e) equitably and in such a manner as to afford the Sponsor the benefits of the provisions hereof, and will not intentionally take any action to deprive such holders of the express benefit hereof.

(f) Rights of the Sponsor as a Holder of Class A Convertible Preferred Units. Upon any Conversion, all rights of the Sponsor as a holder Class A Convertible Preferred Units that are subject to the Conversion shall cease.

(g) Expenses. Except as otherwise agreed by the Company, the Manager and the Sponsor, the Company, the Manager, and the Sponsor shall bear their own expenses in connection with the consummation of any Conversion, whether or not any such Conversion is ultimately consummated; provided that, the Company shall bear (or shall reimburse Sponsor for) all reasonable and documented out-of-pocket legal fees incurred by Sponsor after Closing to effect any Conversion or Redemption, up to $50,000. Notwithstanding the foregoing sentence, the Sponsor shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Conversion.

(h) Transaction Event Conversions. In the event of any Change of Control Transaction pursuant to which a Transaction Event Conversion is to occur, the Manager shall, for avoidance of doubt, have the right to cause the Sponsor to receive economically equivalent cash or securities of a successor entity in respect of its as-converted Class A Common Stock generally consistent with the principles described in Section 7.4(a) (provided that the notice requirements of the Manager therein shall not apply but instead notice requirements under Section 12.5(b) shall apply).

Section 12.4 Redemption.

(a) The Class A Convertible Preferred Units shall be redeemable in whole but not in part, at the then-applicable Required Return, (i) at the option of the Company (subject to Section 12.5(a)), at any time prior to the Maturity Date (a “Required Redemption”), or (ii) if required by the Company upon the Sponsor’s delivery to the Company of a notice in accordance with Section 12.5(b) electing a Put Option Redemption.

(b) If the Company desires, in the case of a Required Redemption, to redeem all, but not less than all, of the outstanding Class A Convertible Preferred Units, the Company shall deliver to the Sponsor a written notice indicating that the Company is effectuating a Required Redemption of the Class A Convertible Preferred Units (the “Redemption Notice”). The Redemption Notice shall set forth: (i) the number of Class A Convertible Preferred Units to be redeemed (which shall be all, but not less than all, of the Class A Convertible Preferred Units); (ii) the amount of the Required Return to be paid in such redemption; and (iii) the requested date of the closing of the Redemption, which shall not be later than thirty (30) Business Days after the date of such notice.

(c) At the closing of any Redemption, the Sponsor shall represent and warrant to the Company that (i) the Sponsor has full right, title and interest in and to the outstanding Class A Convertible Preferred Units, (ii) the Sponsor has all the necessary power and authority and has taken all necessary action to transfer such Class A Convertible Preferred Units to the Company, and (iii) the outstanding Class A Convertible Preferred Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement and restrictions on transfer under applicable securities laws.

(d) The Sponsor shall take all actions as may be reasonably necessary to consummate any Redemption, including, without limitation, entering into agreements and delivering certificates and instruments and consents as the Manager may deem necessary or appropriate.

(e) At the closing of any Redemption, the Company shall redeem the Class A Convertible Preferred Units, and the Sponsor shall deliver to the Company a unit transfer power and all necessary unit transfer taxes paid and stamps affixed, if necessary, against receipt of the Required Return.

Section 12.5 Rights Upon a Change of Control Transaction or Qualified Financing.

(a) In the event the Company has not previously exercised a Required Redemption prior to the execution by all parties of a Definitive Transaction Agreement in connection with a Change of Control Transaction or Qualified Financing, then, in connection with the Change of Control Transaction or Qualified Financing contemplated by such Definitive Transaction Agreement, as applicable, the Company shall have the right, but not the obligation, to cause the Class A Convertible Preferred Units to either (at the option of the Sponsor) be (i) redeemed by the Company at the applicable Required Return (a “Put Option Redemption”), or (ii) converted into such number of Class B Units (“Transaction Event Conversion”) as is determined by dividing the Class A Convertible Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Class A Convertible Preferred Unit Accruing Dividends with respect to such Class A Convertible Preferred Units, if any, through the date the conversion occurs, by $11.00 (the “Transaction Event Conversion Price”). Any Put Option Redemption or Transaction Event Conversion (and in the event of a Transaction Event Conversion, the simultaneous Exchange pursuant to Section 11.1(b)(iii)) shall be effective immediately prior to or upon the consummation of such Change of Control Transaction or Qualified Financing, as applicable (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction or Qualified Financing, as applicable, and shall not be effective if such Change of Control Transaction or Qualified Financing, as applicable, is not consummated); provided, further, if such Change of Control Transaction or Qualified Financing, as applicable, is not consummated, the Company shall continue to have the Required Redemption rights set forth in Sections 12.4(a) and (b) above.

(b) In the event the Company desires to initiate the provisions of Section 12.5(a), the Company shall provide written notice of an expected Change of Control Transaction or Qualified Financing to the Sponsor within ten (10) Business Days following the execution of a Definitive Transaction Agreement, including in such notice (the “Redemption-Conversion Notice”) (i) such information as may reasonably describe the Change of Control Transaction or Qualified Financing, as applicable, subject to applicable Law, including the date of execution of such Definitive Transaction Agreement, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction or the amount of consideration to be paid in respect of the equity interests offered in the Qualified Financing, as applicable, and, if applicable, any election with respect to the types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Change of Control Transaction (which election shall be available to the Sponsor on an as- Converted basis on the same terms as holders of shares of Class A Common Stock), and (ii) informing the Sponsor of the obligation, pursuant to Section 12.5(a) of this Agreement, to choose either a Put Option Redemption or Transaction Event Conversion with respect to all, but not less than all, of the Class A Convertible Preferred Units. By notification to the Company within ten (10) Business Days after the Redemption-Conversion Notice is given, the Sponsor shall elect either a Put Option Redemption, in which case Sections 12.4(c) through (e) shall apply to such Redemption, or Transaction Event Conversion, in which case Sections 12.3(c) through (h) shall apply to such Transaction Event Conversion. In the event the Sponsor does not timely deliver such notice, the Company shall be entitled to elect for the Class A Convertible Preferred Units to be subject to either a Put Option Redemption or Transaction Event Conversion, in its sole discretion.

ARTICLE XIII
MISCELLANEOUS

Section 13.1 Conclusive Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of the Manager, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or a designee of any of the foregoing that are within such Person’s authority under this Agreement shall be binding and conclusive on a Member absent manifest error. In connection with any such determination, interpretation, calculation, adjustment, or other action, the Manager, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), or the designee of any of the foregoing shall be entitled to resolve any ambiguity with respect to the manner in which such determination, interpretation, calculation, adjustment or other action is to be made or taken, and shall be entitled to interpret the provisions of this Agreement in such a manner as such Person determines to be fair and equitable, and such resolution or interpretation shall be binding and conclusive on a Member absent manifest error.

Section 13.2 Company Counsel. THE COMPANY, THE MANAGER AND AFFILIATED ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR THE MANAGER AND AFFILIATES THEREOF. THE MANAGER MAY, WITHOUT THE CONSENT OF THE MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. EACH MEMBER ACKNOWLEDGES THAT SUCH COUNSEL DOES NOT REPRESENT ANY MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER AND SUCH COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN THE ABSENCE OF ANY SUCH AGREEMENT SUCH COUNSEL SHALL OWE NO DUTIES TO ANY MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT SUCH COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER WITH RESPECT TO OTHER MATTERS, UNLESS OTHERWISE EXPRESSLY AGREED BY SUCH COUNSEL, SUCH COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 13.3 Appointment of Manager as Attorney-in-Fact.

(a) Execution of Documents. Each Member, including each Additional Member and Substituted Member that is a Member, irrevocably makes, constitutes and appoints the Manager, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in- fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, that the Manager deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act) in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Manager, necessary or desirable to protect the limited liability of the Members.

(ii) All amendments to this Agreement adopted in accordance with the terms of this Agreement, and all instruments that the Manager deems appropriate in accordance with the terms of this Agreement.

(iii) All conveyances of Company Assets and other instruments that the Manager reasonably deems necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

(b) Power and Interest. The appointment by all Members of the Manager as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Manager to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power and the Transfer of all or any portion of such Person’s Units, and shall not be affected by the subsequent Incapacity of the Person.

Section 13.4 Entire Agreement. This Agreement, together with the Tax Receivable Agreement, the Registration Rights Agreement, the amended and restated certificate of incorporation of the Manager, and the Bylaws, in each case, as amended, supplemented or restated in accordance with its terms, and the other documents contemplated hereby and thereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties to this Agreement pertaining to the subject matter hereof, including the Initial Operating Agreement.

Section 13.5 Further Assurances. Each of the parties to this Agreement does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 13.6 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Company or the Manager) sent by email, with electronic, written or oral confirmation of receipt, in each case addressed as follows:

(i) if to the Company or the Manager:

727 N. 1550 E., Suite 125,

Orem, UT 84097

Attention: Tim Bridgewater
Email: tim@gosunergy.com

or to such other address as the Company may from time to time specify by notice to the Members

(ii) if to any Member, to:

the address, email, or facsimile number of such Member set forth in the records of the Company.

Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or email, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 13.7 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties to this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to otherwise governing principles of conflicts of Law.

Section 13.8 Jurisdiction and Venue. The parties to this Agreement agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court, or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (the “Selected Courts”), and each of the parties hereby irrevocably consents to the jurisdiction of the Selected Courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any Selected Court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notice in Section 13.6 shall be deemed effective service of process on such party.

Section 13.9 Equitable Remedies. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties to this Agreement. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate.

Section 13.10 Construction. This Agreement shall be construed as if all parties to this Agreement prepared this Agreement.

Section 13.11 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 13.12 Third-Party Beneficiaries. Except for Section 4.6 and Section 4.7, nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties to this Agreement that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

Section 13.13 Binding Effect. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding on, shall inure to the benefit of and shall be enforceable by the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Substituted Members or otherwise.

Section 13.14 Severability. If any provision of this Agreement as applied to any party or any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of Law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 13.15 Survival. The provisions of Section 4.6 (Limitation on Liability), Section 4.7 (Indemnification), Section 13.1 (Conclusive Nature of Determinations), Section 13.3 (Appointment of Manager as Attorney-in-Fact), Section 13.4 (Entire Agreement), Section 13.5 (Further Assurances), Section 13.6 (Notices), Section 13.7 (Governing Law), Section 13.8 (Jurisdiction and Venue), Section 13.18 (Creditors), Section 13.19 (Waiver of Jury Trial), Section 4.8 (Survival of Obligations) of Annex C, and this Section 13.15 (Survival) (and any other provisions of this Agreement necessary for the effectiveness of the enumerated sections) shall survive the termination of the Company and/or the termination of this Agreement.

Section 13.16 Effect on Other Obligations of Members or the Company. Nothing in this Agreement shall modify, amend, terminate or supersede any obligations or rights of any Member or the Company under any agreement between or among Member(s) and/or the Company (other than the Initial Operating Agreement) that is in effect as of the date hereof.

Section 13.17 Confidentiality. Each Member recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company (including its predecessors), including confidential information of the Company (and its predecessors) regarding identifiable, specific and discrete business opportunities being pursued by the Company (the “Confidential Information”). Except as otherwise consented to by the Manager in writing, each Member (other than the Manager), on behalf of itself (and, to the extent that such Member would be responsible for the acts of the following Persons under principles of agency Law, its managers, directors, officers, shareholders, partners, members, employees, representatives and agents) agrees that, during the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, it (a) will use the same degree of care as it uses to protect its own confidential information to keep confidential any Confidential Information furnished to such Member; (b) will not intentionally use any of the Confidential Information for any purpose other than monitoring its investment in the Company; and (c) will not disclose such Confidential Information to any third party for any reason or purpose whatsoever, except that each Member may disclose such information (i) to authorized directors, officers, employees, representatives and agents of the Company or the Manager and as otherwise may be proper in the course of performing such Member’s obligations or enforcing its rights under this Agreement and the agreements expressly contemplated hereby; (ii) to such Member’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents who are informed of the Member’s obligations hereunder; (iii) to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided that such purchaser or merger partner agrees to be bound by the provisions of this Section 13.17 or other confidentiality agreement approved by the Manager; or (iv) as is required to be disclosed by any Law, by any governmental authority or stock exchange or by any listing or trading agreement concerning a Member or its Affiliates; provided that the Member required to make such disclosure pursuant to clause (iv) above shall, to the extent reasonably practicable and permitted by Law, provide to the Company prompt notice of such disclosure to enable the Company to seek (at its sole expense) an appropriate protective order or confidential treatment. It is acknowledged and agreed that a Member’s review of Confidential Information will inevitably enhance its knowledge and understanding of the Company’s industry in a way that cannot be separated from its other knowledge, and it shall not be a violation of the foregoing clause (b) if such Member’s overall knowledge and understanding are used for purposes other than monitoring its investment in the Company. For purposes of this Section 13.17, the term “Confidential Information” shall not include any information which (x) such Person learns from a source other than the Company or the Manager, or any of their respective representatives, employees, agents or other service providers, and in each case who, to the knowledge of the Member, is not bound by a confidentiality obligation to the Company with respect to such information, (y) is disclosed in a prospectus, in other documents or in any other manner for dissemination to the public (in each case, not in violation of this Section 13.17), or (z) is independently developed by the disclosing Member without violating any requirement hereunder. Nothing in this Section 13.17 shall in any way limit or otherwise modify any confidentiality covenants entered into by any Member pursuant to any other agreement entered into with the Company or the Manager.

Section 13.18 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in profits, losses, Distributions, capital or property of the Company other than as a secured creditor.

Section 13.19 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY MEMBER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.19 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

ARTICLE XIV
DEFINED TERMS

Section 14.1 Definitions. Unless otherwise indicated to the contrary, the following definitions shall be applied to the terms used in this Agreement:

“Act” is defined in the recitals to this Agreement.

“Additional Funds” is defined in Section 2.5(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 8.1, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that (i) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of any other Member or its parent company or Affiliates and (ii) none of the Members or their parent companies or Affiliates shall be deemed to be an Affiliate of the Company or any of its Affiliates. With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any Family Member of such Person.

“Asset Value” is defined in Annex C.

“Assets” means any assets and property of the Company.

“Assumed Tax Liability” is defined in Section 3.2(b).

“Assumed Tax Rate” is defined in Section 3.2(b)(ii).

“Available Cash” means, after taking into account amounts determined by the Manager to be reasonably necessary or advisable to be retained by the Company to meet actual or anticipated, direct or indirect, expenses, capital investments, working capital needs or liabilities (actual, contingent or otherwise) of the Company, including the payment of any Imputed Underpayment or for the operation of the business of the Company, or to create reasonable reserves for any of the foregoing, cash (in United States dollars) of the Company that the Manager determines is available for distribution to the Members.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 18-304 of the Act with respect to such Person, and the term “Bankrupt” has a correlative meaning.

“Board of Directors” means the Board of Directors of the Manager.

“Bylaws” is defined in Section 4.7(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Capital Account” is defined in Annex C.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the initial Asset Value of property (other than money) in such form as may be permitted by the Act that the Member contributes (or is treated as contributing) to the Company.

“Capital Stock” means a share of any class or series of stock of the Manager now or hereafter authorized.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (x) the number of shares of Class A Common Stock that would be delivered to a Member in an Exchange if such Exchange were to be settled in shares of Class A Common Stock, multiplied by (y) the price per share of Class A Common Stock. For purposes of the preceding sentence, in an Exchange of Class B Units (other than pursuant to Section 11.1(b)(iii)), the price per share of Class A Common Stock shall only be determined by an underwritten offering undertaken by the Manager in anticipation of the Exchange (a “Liquidity Offering”). For purposes of this definition, the price per share of Class A Common Stock shall be determined net of any underwriting discounts and commissions and shall be subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. For purposes of determining Cash Settlement to be paid in settlement of a fractional share of Class A Common Stock, the price per share of Class A Common Stock shall be determined as the arithmetic average of the volume-weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Business Days ending on and including the last full Business Day immediately before the Exchange Date, in each case subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If, at the time of determination, the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the price per share of Class A Common Stock shall be determined in good faith by a committee of the Board of Directors composed of a majority of the directors of the Manager that do not have an interest in the Exchangeable Units.

“Certificate of Formation” is defined in the recitals of this Agreement.

“Certificates” means (A) if certificated, any certificates representing Exchangeable Units, (B) if certificated, any stock certificates representing the shares of Class V Common Stock required to be surrendered in connection with an Exchange of Class B Units, and (C) such other information, documents or instruments as either the Manager (or the Manager’s transfer agent) or the Company may reasonably require in connection with an Exchange. If any certificate or other document referenced in the immediately preceding sentence is alleged to be lost, stolen or destroyed, the Exchangeable Unit Member shall cooperate with and respond to the reasonable requests of the Manager (or the Manager’s transfer agent) and the Company and, if required by the Manager or the Company, furnish an affidavit of loss and/or an indemnity against any claim that may be made against the Manager or the Company on account of the alleged loss, theft or destruction of such certificate or other document.

“Change of Control” has the meaning set forth in the Tax Receivable Agreement.

“Change of Control Transaction” means any Change of Control of the Manager that was approved by the Board of Directors prior to such Change of Control.

“Change of Control Date” is defined in Section 7.4(a).

“Class A Common Stock” means the Class A common stock of the Manager, $0.0001 par value per share.

“Class A Convertible Preferred Unit” is defined in Section 2.1(b)(iii).

“Class A Convertible Preferred Unit Accruing Dividends” is defined in Section 12.1.

“Class A Convertible Preferred Unit Original Issue Date” means the date on which the first Class A Convertible Preferred Unit was issued.

“Class A Convertible Preferred Unit Original Issue Price” means $10.00.

“Class A Unit” is defined in Section 2.1(b)(i).

“Class B Unit” is defined in Section 2.1(b)(ii).

“Class V Common Stock” means the Class V Common Stock of the Manager, $0.0001 par value per share.

“Code” means the Internal Revenue Code of 1986, as amended. All references in this Agreement to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Combination Agreement” is defined in the recitals of this Agreement.

“Common Member” means a Member that holds Common Units.

“Common Stock” means the Class A Common Stock or the Class V Common Stock (and shall not include any additional series or class of the Manager’s common stock created after the date of this Agreement).

“Common Unit” means a Class A Unit, a Class B Unit, and any other Unit designated as a Common Unit by the Company.

“Company” is defined in the preamble to this Agreement.

“Confidential Information” is defined in Section 13.17.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article X.

“control,” including the terms “controlled by” and “under common control with,” means with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the Board of Directors or similar body governing the affairs of such Person.

“Conversion” means, as applicable, the Optional Conversion, Maturity Date Conversion or Transaction Event Conversion.

“Conversion Price” means, as applicable, the Optional Conversion Price, the Maturity Date Conversion Price or the Transaction Event Conversion Price.

“Corporation Offer” is defined in Section 7.4(b).

“de minimis” means an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Manager.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; and (iii) obligations of such Person as lessee under capital leases.

“Definitive Transaction Agreement” means a definitive agreement governing a proposed Change of Control Transaction or Qualified Financing, as applicable.

“Designated Individual” is defined in Annex C.

“Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Class A Convertible Preferred Units shall commence on (and include) the Class A Convertible Preferred Unit Original Issue Date.

“Elective Exchange” is defined in Section 11.1(a).

“Elective Exchange Date” means the effective date of an Elective Exchange.

“Elective Exchange Notice” is defined in Annex B.

“Equivalent Units” means Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption (the “Terms”) that are (a) relative to the Common Units and the other classes and series of Units that correspond to classes and series of Capital Stock, and (b) substantially the same as (or corresponding to) the Terms that any new Capital Stock or New Securities have relative to the Common Stock and other classes and series of Capital Stock or New Securities. The foregoing shall not apply to matters such as voting for members of the Board of Directors that are not applicable to the Company. In comparing the economic rights of any Preferred Stock with the economic rights of any Units, the effect of taxes may be taken into account.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means any Elective Exchange or Mandatory Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Consideration” shall mean, in the case of any Exchange, (x) the number of shares of Class A Common Stock that is equal to the product of the number of Exchangeable Units surrendered in the Exchange multiplied by the Exchange Rate (the “Stock Consideration”), or (y) the Cash Settlement, plus, in the case of an Exchange of Class B Units under either subclause (x) or (y), an amount that is equal to $0.0001 multiplied by the number of shares of Class V Common Stock included in the Exchange, or (z) a combination of the Stock Consideration and the Cash Settlement.

“Exchange Date” means an Elective Exchange Date or Mandatory Exchange Date.

“Exchange Rate” means, in respect of any Exchange, subject to Section 11.4, a ratio, expressed as a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before the Exchange and the denominator of which shall be the number of Class A Units owned by the Manager immediately before the Exchange. On the date of this Agreement, the Exchange Rate shall be 1.

“Exchangeable Unit” means each Class B Unit and any other Unit designated as an Exchangeable Unit by the Company.

“Exchangeable Unit Member” means each Member, other than the Manager and any of its wholly owned Subsidiaries, that holds an Exchangeable Unit.

“Exchanging Member” is defined in Section 3.2(f).

“Fair Market Value” of Units or other property, means the cash price that a third party would pay to acquire all of such Units (computed on a fully diluted basis after giving effect to the exercise of any and all outstanding conversion rights, exchange rights, warrants and options) or other property, as the case may be, in an arm’s-length transaction. Unless otherwise reasonably determined by the Company in good faith, the following assumptions will be made when determining the Fair Market Value of Units:

(a) that the Company was being sold in a manner reasonably designed to solicit all possible participants and permit all interested Persons an opportunity to participate and achieve the best value reasonably available to the Members at the time;

(b) that all existing circumstances are taken into account, including the terms and conditions of all agreements (including this Agreement) to which the Company is then a party or by which it is otherwise benefited or affected, determined; and

(c) in the case of a Unit, the Fair Market Value as of the applicable date will be determined by reference to the closing sale price of a share of Class A Common Stock as of such applicable date (or, if the applicable day is not a Trading Day, the Trading Day preceding the applicable date).

“Family Members” means, as to a Person that is an individual, such Person’s spouse, domestic partner, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and/or his or her spouse, domestic partner, ancestors (whether by blood or by adoption), descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption), an Affiliate of any such Person, or an entity wholly owned by any such Person are beneficiaries.

“Fiscal Year” is defined in Section 6.2.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of the winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the Bankruptcy of such Member.

“Incentive Compensation Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Company or the Manager for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“Indemnitee” means the Manager, each Affiliate of the Manager, the Tax Representative, the Designated Individual and each officer, manager or director of the Manager, the Company or their respective Affiliates, in all cases in such capacity.

“Initial Operating Agreement” is defined in the recitals of this Agreement.

“IRS” means the United States Internal Revenue Service, or, if applicable, a state or local taxing agency.

“Law” means any applicable statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority. The term “Lawful” has a correlative meaning.

“Liquidating Event” is defined in Section 9.2(b).

“Liquidator” is defined in Section 9.3(a).

“Liquidity Offering” is defined in the definition of Cash Settlement.

“Majority-in-Interest of the Members” means Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Common Units held by all Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to such matter.

“Manager” is defined in the preamble to this Agreement.

“Manager Tax-Related Liabilities” means (a) any U.S. federal, state and local and non-U.S. tax obligations (including any Imputed Underpayment Share for which the Manager is liable hereunder) owed by the Manager (other than any obligations to remit any withholdings withheld from payments to third parties) and (b) any obligations under the Tax Receivable Agreement payable by the Manager.

“Manager Warrants” is defined in Section 2.4(e).

“Maturity Date Conversion” is defined in Section 12.3(b).

“Maturity Date Conversion Price” is defined in Section 12.3(b).

“Mandatory Exchange” is defined in Section 11.1(c).

“Mandatory Exchange Date” is defined in Section 11.1(c).

“Mandatory Exchange Notice” is defined in Section 11.1(c).

“Market Price” is defined in Section 12.3(b).

“Maturity Date” means the date that is three (3) years following the date hereof.

“Measurement Period” is defined in Section 12.3(b).

“Member” means any Person named as a member of the Company on the Register of this Agreement (as amended from time to time) and any Person admitted as an Additional Member of the Company or a Substituted Member of the Company, in each case, in such Person’s capacity as a member of the Company, until such time as such Person has ceased to be a Member.

“Member Tax Advance” is defined in Section 3.2(e).

“Member Tax Shortfall” is defined in Section 3.2(f).

“Member Representative” is defined in Section 7.7.

“New Securities” means any equity security as defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended, excluding grants under the Incentive Compensation Plans, including (i) rights, options, warrants, or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into, or exchange such securities for, Common Stock or Preferred Stock and (ii) any Debt issued by the Manager that provides any of the rights described in clause (i).

“One-to-One Ratios” is defined in Section 2.5(d).

“Optional Conversion” is defined in Section 12.1.

“Optional Conversion Price” is defined in Section 12.1.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any governmental authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Put Option Redemption” is defined in Section 12.5(a).

“Policy Regarding Exchanges” is defined in Section 11.1(a).

“Preferred Stock” means shares of preferred stock of the Manager now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Stock.

“Principal Market” is defined in Section 12.3(b).

“Qualified Financing” means a transaction or series of related transactions pursuant to which the Company issues and sells its equity interests to unaffiliated third parties for aggregate gross proceeds of at least $50,000,000 (excluding all proceeds from the incurrence of indebtedness that is converted into such equity interests, or otherwise cancelled in consideration for the issuance of such equity interests) with the principal purpose of raising capital.

“Record Date” means the record date established by the Company for the purpose of determining the Members entitled to notice of or vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Company) generally be the same as the record date established by the Manager for a distribution to the Members of its Capital Stock of some or all of its portion of such distribution.

“Redemption” means, collectively, a Put Option Redemption and a Required Redemption.

“Redemption Notice” is defined in Section 12.4(a).

“Redemption-Conversion Notice” is defined in Section 12.5(b).

“Register” is defined in Section 5.1(b)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, effective on or about the date hereof, among the Manager and the other Persons party thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Regulations” means the income tax regulations, including temporary regulations and, to the extent taxpayers are permitted to rely on them, proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). References to “Treas. Reg. §” are to the sections of the Regulations.

“Related-Party Transfer” means a Transfer by a Common Member of all or part of its Common Units to any Related-Party Transferee.

“Related-Party Transferee” means, with respect to a Common Member, (i) any Family Member of that Member, (ii) any direct or indirect member or equityholder of that Member or any Affiliate of that Member, (iii) any Family Member of any direct or indirect member or equityholder described in (ii), (iv) a transferee by operation of the laws of descent, by will or intestacy, (v) a transferee that is a charitable organization by gift, (vi) a transferee to whom Transfer is required pursuant to an order of a court or regulatory agency (including pursuant to a qualified domestic relations order), (vii) another existing Member or any Affiliates of another existing Member, (viii) in the case of an entity, a transferee by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity, or (ix) the Manager.

“Required Return” means (i) if such calculation date is on or prior to the first anniversary of the date hereof, an amount in cash per Class A Convertible Preferred Unit equal to (A) 110% of the Class A Convertible Preferred Unit Original Issue Price minus (B) the aggregate amount of distributions paid in cash with respect to such Class A Convertible Preferred Unit, if any, up to and including such calculation date, (ii) if such calculation date is following the first anniversary of the date hereof but on or prior to the second anniversary of the date hereof, an amount in cash per Class A Convertible Preferred Unit equal to (A) 125% of the Class A Convertible Preferred Unit Original Issue Price minus (B) the aggregate amount of distributions paid in cash with respect to such Class A Convertible Preferred Unit, if any, up to and including such calculation date, and (iii) if the calculation date is following the second anniversary of the date hereof but on or prior to the Maturity Date, an amount in cash per Class A Convertible Preferred Unit equal to (A) 150% of the Class A Convertible Preferred Unit Original Issue Price minus (B) the aggregate amount of distributions paid in cash with respect to such Class A Convertible Preferred Unit, if any, up to and including such calculation date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selected Courts” is defined in Section 11.7.

“SPAC Transactions” means the series of transactions effectuated pursuant to the Combination Agreement.

“Sponsor” is defined in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other entity if a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 7.3.

“Supermajority-in-Interest of the Members” means Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to any matter holding more than seventy- two percent (72%) of all outstanding Common Units held by all Members (excluding the Manager in its capacity as a Member) entitled to vote on or consent to such matter.

“Surviving Company” is defined in Section 7.6(b)(ii).

“Tax Distribution” is defined in Section 3.2(a).

“Tax Distribution Shortfall Amount” is defined in Section 3.2(d).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of March 13, 2024, entered into by and among the Manager, the Company, each of the parties thereto identified as a “TRA Holder” or the “Agent” and each of the successors and assigns thereto, and any other similar tax receivable (or comparable) agreements entered after the date of this Agreement.

“Termination Transaction” means any direct or indirect Transfer of all or any portion of the Manager’s Units in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Manager, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Manager not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or as a result of a stock split or reverse stock split, stock dividend or similar subdivision), or (d) the adoption of any plan of liquidation or dissolution of the Manager.

“Terms” is defined in the definition of “Equivalent Units.”

“Trading Day” is defined in Section 12.3(b).

“Transaction Event Conversion” is defined in Section 12.5(a).

“Transaction Event Conversion Price” is defined in Section 12.5(a).

“Transfer” means, in respect of any Units, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and receive dividends or other income with respect thereto, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing. An Exchange, Conversion or Redemption shall not constitute a Transfer under this Agreement except for purposes of determining whether a withdrawal has occurred pursuant to Section 7.5.

“Unit” means a fractional share of the limited liability company interest in the Company, which may be a Class A Unit, Class B Unit or Class A Convertible Preferred Unit, and shall be deemed to include any equity security received in connection with any recapitalization, merger, consolidation, or other reorganization, or by way of any distribution in respect of Units, in any such case, after the date of this Agreement.

“Unit Designation” is defined in Section 2.4(a).

“VWAP” is defined in Section 12.3(b).

“Warrant Agreement” is defined in Section 2.4(e).

“Warrants” is defined in Section 2.4(e).

Section 14.2 Interpretation. In this Agreement and in the exhibits to this Agreement, except to the extent that the context otherwise requires:

(a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b) defined terms include the plural as well as the singular and vice versa;

(c) words importing gender include all genders;

(d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and all statutory instruments or orders made under it;

(e) any reference to a “day” or “Business Day” means the whole of such day, being the period of 24 hours running from midnight to midnight;

(f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to this Agreement;

(g) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGER:

Zeo Energy Corp.

By:	/s/ Timothy Bridgewater
Name:	Timothy Bridgewater
Title:	Authorized Signatory

MEMBERS:

ESGEN LLC

By:	/s/ Jim Benson
Name:	Jim Benson
Title:	Authorized Signatory

Sun Managers LLC

By:	/s/ Timothy Bridgewater
Name:	Timothy Bridgewater
Title:	Manager

Southern Crown Holdings, LLC

By:	/s/ Anton Hruby
Name:	Anton Hruby
Title:	President

LAMADD LLC

By:	/s/ Gianluca Guy
Name:	Gianluca Guy
Title:	Owner

JKae Holdings, LLC

By:	/s/ Kalen Larsen
Name:	Kalen Larsen
Title:	COO

[Signature Page to Amended and Restated Limited Liability Company Agreement of
ESGEN OpCo, LLC]

Clarke Capital, LLC

By:	/s/ Brandon Bridgewater
Name:	Brandon Bridgewater
Title:	Chief Sales Officer

LCB Trust

By:	/s/ Timothy Bridgewater
Name:	Timothy Bridgewater
Title:	Trustee

Live Your Label, LLC

By:	/s/ Alyssa Harrold
Name:	Alyssa Harrold
Title:	Manager

Triple E Companies USA LLC

By:	/s/ Elliot Harrold
Name:	Elliot Harrold
Title:	Manager

Zeo Energy Corp.

By:	/s/ Timothy Bridgewater
Name:	Timothy Bridgewater
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Limited Liability Company Agreement of
ESGEN OpCo, LLC]

ANNEX A: INITIAL UNITS

Member	Class A Units
Zeo Energy Corp.	5,026,964

Member	Class B Units
Sun Managers, LLC	8,151,527
Southern Crown Holdings, LLC	5,900,478
LAMADD LLC	5,900,478
JKae Holdings, LLC	5,515,664
Clarke Capital, LLC	5,515,664
LCB Trust	2,308,883
Live Your Label, LLC	218,653
Triple E Companies USA LLC	218,653

Member	Class A Convertible Preferred Units
ESGEN LLC	1,500,000

ANNEX A-1

ANNEX B: FORM OF ELECTIVE EXCHANGE NOTICE

ELECTIVE EXCHANGE NOTICE

Zeo Energy Corp.

727 N. 1550 E., Suite 125,

Orem, UT 84097

Attention: Tim Bridgewater

Email: tim@gosunergy.com

ESGEN OpCo, LLC

727 N. 1550 E., Suite 125,

Orem, UT 84097

Attention: Tim Bridgewater

Email: tim@gosunergy.com

This elective exchange notice (“Elective Exchange Notice”) is delivered by the undersigned Exchangeable Unit Member pursuant to Section 11.1 of the Amended and Restated Limited Liability Company Agreement of ESGEN OpCo, LLC, dated as of March 13, 2024 (the “LLC Agreement”), by and among Zeo Energy Corp., a Delaware corporation (the “Manager”), and the other members that are party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

The undersigned hereby transfers the number of Class B Units plus shares of Class V Common Stock set forth below (together, the “Paired Interests”) in exchange for the Exchange Consideration as set forth in the LLC Agreement.

Legal Name of Holder:

Address:

Number of Class B Units:

Number of Class V Common Stock:

Brokerage Account Details:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Elective Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Elective Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Elective Exchange Notice are being transferred to the Manager or the Company, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Elective Exchange Notice is required to be obtained by the undersigned for the transfer of such Paired Interests to the Manager or the Company, as applicable.

The undersigned hereby irrevocably constitutes and appoints any officer of the Manager or of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Manager or the Company, as applicable, the Paired Interests subject to this Elective Exchange Notice and to deliver to the undersigned the Exchange Consideration to be delivered in exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Elective Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:_______________

ANNEX B-1

ANNEX C: TAX MATTERS

ARTICLE I

DEFINITIONS

“Asset Value” means, with respect to any Asset, the adjusted basis of such Asset for U.S. federal income tax purposes; provided, however, that:

(i) the initial Asset Value of any Asset (other than cash) contributed or deemed contributed by a Member to the Company shall be the gross Fair Market Value of such Asset as determined by the Company;

(ii) the Asset Values of all Assets shall be adjusted to equal their respective gross Fair Market Values as determined by the Company as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member, in exchange for more than a de minimis Capital Contribution or the issuance by the Company of a noncompensatory option (other than an option for a de minimis interest in the Company); (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Treas. Reg. § 1.704-1(b)(2)(ii)(g); (D) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member; (E) the exercise of any Warrant to purchase Class A Units; (F) the acquisition of an interest in the Company upon the exercise of a noncompensatory option in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(s); or (G) any other instance in which such adjustment is permitted under Treas. Reg. § 1.704-1(b)(2)(iv); provided, however, that any adjustment pursuant to clause (A), (B), (D), (E), (F) or (G) above shall be made only if the Company determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; provided, further, that if any noncompensatory option is outstanding, Asset Values shall be adjusted in accordance with Treas. Reg. §§ 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2) as reasonably determined by the Company;

(iii) the Asset Value of any Asset distributed to any Member shall be the gross Fair Market Value of such Asset on the date of distribution, as determined by the Company;

(iv) the Asset Values of all Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m); provided, however, that Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent that the Company determines that an adjustment pursuant to paragraph (ii) of this definition of Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv); and

(v) if any Warrants are outstanding immediately prior to an event described in paragraphs (A) through (F) of clause (ii), the Company shall adjust the Asset Values of its Assets in accordance with principles similar to those set forth under Treas. Reg. § 1.704-1(b)(2)(iv)(h)(2).

ANNEX C-1

If the Asset Value of an Asset has been determined or adjusted to paragraph (i), (ii), (iv), or (v) of this definition of Asset Value, then such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Asset for purposes of computing Net Profits and Net Losses.

“Audit” is defined in Section 4.4(a) of this Annex C.

“Company Minimum Gain” has the meaning set forth as “partnership minimum gain” in Treas. Reg. § 1.704-2(b)(2) and is computed in accordance with Treas. Reg. § 1.704-2(d).

“Company Unitholder Representative” means the Sellers Representative, as defined in the Combination Agreement.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an Asset for such Fiscal Year or other period; provided, however, that if the Asset Value of an Asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be determined in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(g)(3), or Treas. Reg. § 1.704-3(d)(2), as appropriate.

“Designated Individual” is defined in Section 4.3(a)(ii) of this Annex C.

“Imputed Underpayment” is defined in Section 4.4(d) of this Annex C.

“Imputed Underpayment Share” is defined in Section 4.4(e)(i) of this Annex C.

“Member Nonrecourse Debt” has the meaning given to the term “partner nonrecourse debt” in Treas. Reg. § 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means, with respect to each Member Nonrecourse Debt, an amount equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. § 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning given to the term “partner nonrecourse deduction” in Treas. Reg. §§ 1.704-2(i)(l) and 1.704-2(i)(2).

“Net Profits” and “Net Losses” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) and, where appropriate (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments:

(i) any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

(ii) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as expenditures described in Code Section 705(a)(2)(B) pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

ANNEX C-2

(iii) in the event the Asset Value of any Asset of the Company is adjusted in accordance with paragraph (ii), paragraph (iii) or paragraph (v) of the definition of “Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Asset for purposes of computing Net Profits or Net Losses;

(iv) gain or loss resulting from any disposition of any Asset with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Asset Value of the Asset disposed of, notwithstanding that the adjusted tax basis of such Asset differs from its Asset Value;

(v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) to the extent an adjustment to the adjusted tax basis of any Asset pursuant to Code Section 734(b) is required pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases the basis of the Asset) from the disposition of the Asset and shall be taken into account for purposes of computing Net Profits and Net Losses;

(vii) notwithstanding any other provision of this definition of Net Profits and Net Losses, any items that are specially allocated pursuant to Section 3.2 and Section 3.3 of this Annex C shall not be taken into account in computing Net Profits or Net Losses, but shall be determined by applying rules analogous to those set forth in paragraphs (i) through (vi) above; and

(viii) where appropriate, references to Net Profits and Net Losses shall refer to specific items of income, gain, loss, deduction, and credit comprising or otherwise comprising Net Profits or Net Losses.

“Nonrecourse Deductions” has the meaning set forth in Treas. Reg. § 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Treas. Reg. § 1.752-1(a)(2).

“Preferred Unitholder Representative” means Sponsor, for so long as Sponsor holds any Class A Convertible Preferred Units.

“Push Out Election” means the election under Code Section 6226 (or any similar provision of state or local law) to “push out” an adjustment to the Members or former Members, including filing IRS Form 8988 (Election for Alternative to Payment of the Imputed Underpayment), or any successor or similar form, and taking any other action necessary to give effect to such election.

“Revised Partnership Audit Provisions” means Code Sections 6221 through 6241, as in effect for taxable years of the Company beginning after December 31, 2017, together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law.

ANNEX C-3

“Specified Audit” is defined in Section 4.4(b) of this Annex C.

“Sunergy Members” means (i) the holders of Class B Units as of the date of this Agreement, (ii) any Person to whom any such Person in clause (i) makes a Transfer of Units, and (iii) any Person that holds an interest in a Person described in the preceding clauses.

“Tax Representative” means, as applicable, and including the Designated Individual as the context requires, (a) the Member or other Person (including the Company) designated as the “partnership representative” of the Company under Code Section 6223, and/or (b) the Member or other Person serving in a similar capacity under any similar provisions of state, local or non-U.S. Laws, in each case, acting solely at the direction of the Company to the maximum extent permitted under Law.

ARTICLE II

MEMBER’S CAPITAL ACCOUNTS.

The Company or the Manager shall establish and maintain a capital account for each Member in accordance with Treas. Reg. § 1.704-1(b)(2)(iv) (each, a “Capital Account”). The Company may maintain Capital Account subaccounts for different classes of Units, and any provisions of this Agreement pertaining to Capital Account maintenance shall apply, mutatis mutandis, to those subaccounts.

ARTICLE III

ALLOCATIONS

Section 3.1 Allocations Generally. Each Fiscal Year, after adjusting each Member’s Capital Account for all contributions and distributions with respect to such Fiscal Year and after giving effect to the allocations under Section 3.2 of this Annex C for the Fiscal Year, Net Profits and Net Losses shall be allocated among the Members in a manner such that, after such allocations have been made, each Member’s Capital Account balance (which may be a positive, negative, or zero balance) will equal (proportionately) (a) the amount that would be distributed to each such Member, determined as if the Company were to (i) sell all of its Assets for their Asset Values, (ii) satisfy all of its liabilities in accordance with their terms with the proceeds from such sale (limited, with respect to Nonrecourse Liabilities, to the Asset Values of the Assets securing such liabilities), and (iii) distribute the remaining proceeds pursuant to the applicable provision of this Agreement, minus (b) the sum of (x) such Member’s share of the Company Minimum Gain and Member Nonrecourse Debt Minimum Gain and (y) the amount, if any (without duplication of any amount included under clause (x)), that such Member is obligated (or is deemed for U.S. tax purposes to be obligated) to contribute, in its capacity as a Member, to the capital of the Company as of the last day of such Fiscal Year. Notwithstanding anything to the contrary in this Agreement, solely for purposes of determining the allocations with respect to the Class A Convertible Preferred Units pursuant to this Section 3.1 the amount distributable with respect to the Class A Convertible Preferred Units, other than in a Fiscal Year in which a Redemption or liquidation of such Class A Convertible Preferred Unit occurs, shall be equal to the sum of the Class A Convertible Preferred Unit Original Issue Price, plus the aggregate accumulated and unpaid Class A Convertible Preferred Unit Accruing Dividends with respect to such Class A Convertible Preferred Units.

ANNEX C-4

Section 3.2 Priority Allocations.

(a) Minimum Gain Chargeback, Qualified Income Offset, and Stop Loss Provisions. Each of (i) the “minimum gain chargeback” provision of Treas. Reg. § 1.704-2(f), (ii) the “chargeback of partner nonrecourse debt minimum gain” provision of Treas. Reg. § 1.704- 2(i)(4), (iii) the “qualified income offset” provision of Treas. Reg. § 1.704-1(b)(2)(ii)(d)(3), and (iv) the requirement in the flush language immediately following Treas. Reg. § 1.704- 1(b)(2)(ii)(d)(3) that an allocation “not cause or increase a deficit balance” in a Member’s Capital Account is hereby incorporated by reference as a part of this Agreement. The Company shall make such allocations as are necessary to comply with those provisions and shall make any determinations with respect to such allocations (to the extent consistent with clauses (i) - (iv) of the preceding sentence).

(b) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Common Members in accordance with their Units, unless otherwise determined by the Company.

(c) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss (within the meaning of Treas. Reg. § 1.752-2) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. § 1.704-2(i)(l).

(d) Special Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Asset under Code Section 734(b) or Code Section 743(b) is required, pursuant to Treas. Reg. §§ 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treas. Reg. § 1.704- 1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treas. Reg. § 1.704-1(b)(2)(iv)(m)(4) applies.

(e) Ameliorative Allocations. Any allocations made (as well as anticipated reversing or offsetting regulatory allocations to be made) pursuant to Section 3.2(a) - (d) of this Annex C shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if those allocations had not occurred.

Section 3.3 Other Allocation Rules.

(a) In General. Except as otherwise provided in this Section 3.3 of this Annex C, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss, deduction, and credit shall be allocated among the Members in the same manner as its correlative item of income, gain, loss, deduction, and credit (as calculated in accordance with the definitions of “Net Profits” and “Net Loss”) is allocated pursuant to Section 3.1 and Section 3.2 of this Annex C.

ANNEX C-5

(b) Section 704(c) Allocations. Notwithstanding the provisions of Section 3.3(a) of this Annex C to the contrary, in accordance with Code Section 704(c)(1)(A) (and the principles of those provisions) and Treas. Reg. § 1.704-3, Company items of income, gain, loss, deduction, and credit with respect to any property contributed to the capital of the Company, or after Company property has been revalued under Treas. Reg. § 1.704-1(b)(2)(iv)(f) or (s), shall, solely for U.S. federal, state and local tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Company property to the Company for U.S. federal income tax purposes and its value as so determined at the time of the contribution or revaluation of Company property. The Company shall use the “traditional method” with respect to any property contributed to the Company or Section 704(c) amounts arising from revaluations made in connection with the SPAC Transactions. With respect to property contributed or Section 704(c) amounts arising from revaluations made after the SPAC Transactions, the Company may use any method permitted under Treas. Reg. § 1.704-3. Allocations pursuant to Section 3.3(a) and this Section 3.3(b) of this Annex C are solely for U.S. federal, state, and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of profit, loss, or other items, pursuant to any provision of this Agreement.

(c) Corrective Allocations. If, pursuant to Section 3.3(h), the Company causes a “capital account reallocation” in accordance Treas. Reg. § 1.704-1(b)(2)(iv)(s)(3) or the principles thereof, the Company shall make corrective allocations in accordance Treas. Reg. § 1.704-1(b)(4)(x).

(d) Allocations in Respect of Varying Interests. If any Member’s interest in the Company varies (within the meaning of Code Section 706(d)) within a Fiscal Year, whether by reason of a Transfer of a Unit, redemption of a Unit by the Company, or otherwise, Net Profits and Net Losses for that Fiscal Year will be allocated so as to take into account such varying interests in accordance with Code Section 706(d) using the daily proration method and/or such other permissible method, methods, or conventions selected by the Company.

(e) Timing and Amount of Allocations of Net Profits and Net Loss. Net Profits and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such year, or at such other time or times determined by the Company.

(f) Modification of Allocations. The allocations set forth in Section 3.1 and Section 3.2 of this Annex C are intended to comply with certain requirements of the Regulations. The Company shall be authorized to make, in its reasonable discretion, appropriate modifications to the allocations of Net Profits and Net Losses pursuant to this Agreement in order to comply with Code Section 704 or applicable Regulations. Notwithstanding any provision of this Agreement to the contrary (including Section 3.1 of this Annex C), if the Company reasonably determines an allocation other than the allocations that would otherwise be made pursuant to this Agreement would more appropriately reflect the Members’ interests in the Company, the Company may in its discretion make appropriate adjustments to such allocations; provided, however, that any such adjustment that would reasonably be expected to have a material, disproportionate, and adverse impact on the Class A Convertible Preferred Units shall require the consent of the holders of at least a majority of the then-outstanding Class A Convertible Preferred Units, unless such adjustment is pursuant to a final determination under Code Section 1313(a) or the Company reasonably determines that such adjustment is required by a change in applicable law after the date of this Agreement.

ANNEX C-6

(g) Allocation of Liabilities under Code Section 752. Notwithstanding anything in this Agreement to the contrary, no Member will take, or permit any Affiliate to take, any action that would change the allocation of liabilities for purposes of Code Section 752 without the consent of the Company.

(h) Adjustment for Non-Compensatory Options. If the Company issues Units or other securities that are treated as “non-compensatory options”, as defined in Treasury Regulations Section 1.721-2, the Manager shall make such adjustments to the Asset Value of the Company’s Assets, allocation of Net Profits and Net Losses, Capital Accounts and allocations of items for income tax purposes as it reasonably determines may be necessary to comply with the provisions of Treasury Regulations Section 1.721-2 and Treasury Regulations Section 1.704- 1(b)(2)(iv)(s) or any successor provisions relating thereto and to properly reflect the economic sharing arrangement associated with the non-compensatory options.

(i) Special Allocation of Certain Compensation-Related Deductions and Expenses. All compensatory payments made by Sun Managers LLC to providers of services to or for the benefit of the Company or its Subsidiaries (including compensatory payments in the form of equity interests in Sun Managers LLC) shall be treated as compensatory payments made by the Company, and the Company shall allocate to Sun Managers LLC 100% of all items of expense and deduction (if any) of the Company attributable to such compensatory payments. For the avoidance of doubt, such compensatory payments made by Sun Managers LLC shall be treated as a contribution to capital by Sun Managers LLC to the Company with respect to which no Units are issued.

(j) Allocations Relating to Class A Convertible Preferred Units. The Company and the Members acknowledge and agree that the Class A Convertible Preferred Units shall be treated as noncompensatory options within the meaning of Treas. Reg. § 1.761-3(b)(2). Accordingly, in the event the Asset Value of any Company asset is adjusted pursuant to clause (ii) (F) of the definition of Asset Value in connection with a Conversion of Class A Convertible Preferred Units, any Net Profits or Net Losses resulting from such adjustment shall, in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(s) as reasonably determined by the Company, be allocated among the Members (including the holders of the Class A Convertible Preferred Units giving rise to such adjustment) such that the Capital Account balance relating to each Class B Unit (including any Class B Units issued upon such Conversion) is equal in amount (or as close to equal in amount as possible) immediately after making such allocation; provided, that prior to giving effect to such Conversion of Class A Convertible Preferred Units and making such allocations pursuant to this Section 3.3(j) of this Annex C in connection therewith, the Company shall first allocate Net Profits or Net Losses to the Members (including the holders of such Class A Convertible Preferred Units with respect to their Class A Convertible Preferred Units) in accordance with Section 3.1 of this Annex C;providedfurther, that if the allocations pursuant to this clause (f) are insufficient to cause the Capital Account balance relating to each Class B Unit (including any Class B Units issued upon such Conversion) to be so equal in amount, the Company shall cause a Capital Account reallocation in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(s)(3) to cause the Capital Account balance relating to each Class B Unit to be so equal in amount.

ANNEX C-7

ARTICLE IV

CERTAIN TAX MATTERS

Section 4.1 Provision of Information.

(a) Information to Be Provided by Company to Members. No later than thirty (30) days after the filing by the Company of the Company’s federal tax return (IRS Form 1065), the Company shall provide to each Member a copy of Schedule K-1 of IRS Form 1065 reporting that Member’s allocable share of items of income, gain, loss, deduction, or credit for such Fiscal Year, and such additional information as is required to be provided on Schedule K-1 or as such Member may reasonably request for tax purposes, each as determined by the Company. The Member hereby consents to receive each Schedule K-1 in respect of the Member’s ownership interest in the Company through electronic delivery.

(b) Information to Be Provided by Members to Company.

(i) Notice of Audit or Tax Examination. Each Member shall notify the Company as soon as reasonably practicable, but in any event within fifteen (15) Business Days after receipt of any notice regarding an audit or tax examination of the Company and upon any request for material information related to the Company by U.S. federal, state, local, or other tax authorities.

(ii) Other Relevant Tax Information. Each Member shall provide to the Company upon request tax basis information about Assets contributed by it to the Company and such other tax information as reasonably requested by the Company and necessary for it to prepare its financial reports or any tax returns and such other information and/or tax forms as the Company reasonably requests.

(c) No Right to Member Tax Returns. Notwithstanding anything to the contrary in this Agreement or any right to information under the Act, with respect to the financial statements or tax returns of a Member or its Affiliates, none of the Company, the other Members, such other Member’s Affiliates or any of their respective representatives, will be entitled to review such financial statements or tax returns for any purpose, including in connection with any proceeding or other dispute (whether involving the Company, between the Members, or involving any other Persons).

Section 4.2 Tax Elections. The Company shall have in effect (and shall cause each Subsidiary that is classified as a partnership for U.S. federal income tax purposes to have in effect) an election pursuant to Code Section 754 (and any similar provisions of applicable U.S. state or local law) for the Company for the Fiscal Year that includes the date of the SPAC Transactions and each Fiscal Year in which a sale or exchange (whether partial or complete) occurs. The Company shall determine whether to make any other available election pursuant to the Code or Regulations that is not otherwise expressly provided for or prohibited in this Agreement, and the Members hereby consent to all such elections.

ANNEX C-8

Section 4.3 Tax Representative.

(a) Appointment and Replacement of Tax Representative.

(i) Tax Representative. The Manager shall act as the Tax Representative, but the Manager may designate another Person to act as the Tax Representative and may remove, replace, or revoke the designation of that Person, or require that Person to resign, in each case, with the consent of the Company Unitholder Representative (not to be unreasonably withheld, conditioned or delayed). For any jurisdiction with respect to which the Manager cannot serve as the Tax Representative or with respect to any taxable period for which the Manager is not eligible to serve as the Tax Representative, however, the Manager shall designate an eligible Person, which Person shall be approved by the Company Unitholder Representative (not to be unreasonably withheld, conditioned or delayed), to act as the Tax Representative.

(ii) Designated Individual. If the Tax Representative is not an individual, the Manager shall appoint a “designated individual” for each taxable year subject to the Revised Partnership Audit Provisions (as described in Treas. Reg. § 301.6223-1(b)(3)(ii)) (a “Designated Individual”).

(iii) Approval by Members. Each Member agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence the appointments described in Section 4.3(a)(i) and Section 4.3(a)(ii) of this Annex C, including statements required to be filed with the tax returns of the Company in order to effect the designation of the Tax Representative or Designated Individual (and any successor).

(b) Authority of the Tax Representative; Delegation of Authority. The Tax Representative shall have all of the rights, duties, powers, and obligations provided for under the Code, Regulations, or other applicable guidance; provided that, if the Manager designates another Person to act as the Tax Representative, such Person shall in all cases act solely at the direction of the Manager; provided further that, if the Tax Representative appoints a Designated Individual, such Designated Individual shall in all cases act solely at the direction of the Manager.

(c) Costs and Indemnification of Tax Representative and Designated Individual. Without duplication of the provisions of Section 4.3(b) of this Annex C, the Company shall pay, or to the extent the Tax Representative or Designated Individual pays, indemnify and reimburse, to the fullest extent permitted by Law, the Tax Representative or Designated Individual for all costs and expenses, including legal and accounting fees (as such fees are incurred) and any claims incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Company.

Section 4.4 Tax Audits.

(a) Subject to this Section 4.4, the Tax Representative shall have the sole authority to act on behalf of the Company in connection with, make all relevant decisions regarding application of, and to exercise the rights and powers provided for in the Revised Partnership Audit Provisions, including making any elections under the Revised Partnership Audit Provisions or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any action, audit or examination before the IRS or any other tax authority (each, an “Audit”), and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith; provided, however, in no event shall a Member be required to file an amended tax return if such Member opts to undertake the alternative “pull-in” procedure, in accordance with Code Section 6225(c)(2).

ANNEX C-9

(b) Without limiting the foregoing, the Tax Representative shall give prompt written notice to the Company Unitholder Representative or the Preferred Unitholder Representative, as applicable, of the commencement of any Audit of the Company or any of its Subsidiaries the resolution of which could reasonably be expected to have a disproportionate and adverse effect on the Sunergy Members or the holders of Class A Convertible Preferred Units, respectively (a “Specified Audit”). The Tax Representative shall (i) keep the Company Unitholder Representative or the Preferred Unitholder Representative reasonably informed of the material developments and status of any such Specified Audit (provided, that, in the case of the Preferred Unitholder Representative, only with respect to information pertaining to the Preferred Units), (ii) permit the Company Unitholder Representative (or its designee) to participate (including using separate counsel), in each case at the cost and expense or the Sunergy Members in any such Specified Audit, and (iii) promptly notify the Company Unitholder Representative or the Preferred Unitholder Representative of receipt of a notice of a final partnership adjustment (or equivalent under applicable Laws) or a final decision of a court or IRS Independent Office of Appeals panel (or equivalent body under applicable Laws) with respect to such Specified Audit. The Tax Representative shall promptly provide the Company Unitholder Representative with copies of all material correspondence between the Tax Representative or the Company (as applicable) and any governmental entity in connection with such Specified Audit and shall give the Company Unitholder Representative a reasonable opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. Additionally, the Tax Representative shall not settle, compromise or abandon any Specified Audit in a manner that could reasonably be expected to have a disproportionate (compared to the Manager) and adverse effect on the Sunergy Members without the prior written consent or the Company Unitholder Representative (which consent shall not be unreasonably withheld, delayed or conditioned). The Tax Representative shall obtain the prior written consent of the Company Unitholder Representative (which consent shall not be unreasonably withheld, delayed or conditioned), before taking any material action (other than making a Push Out Election) under the Revised Partnership Audit Provisions that could reasonably be expected to have a disproportionate (compared to the Manager) and adverse effect on the Sunergy Members. Notwithstanding anything to the contrary, unless otherwise agreed by the Manager (such agreement not to be unreasonably withheld, conditioned, or delayed), the Tax Representative shall make a Push Out Election with respect to any “imputed underpayment” arising in connection with any Audit of the Company or any of its Subsidiaries for any taxable period ending on or before the date of this Agreement.

(c) The Company, the Tax Representative, the Company Unitholder Representative and the Members expressly agree to be bound by the terms of Section 7.15 of the Combination Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict between Section 7.15 of the Combination Agreement and this Agreement, Section 7.15 of the Combination Agreement shall control.

(d) Determinations with Respect to Elections. Subject to the provisions of this Annex C (including Section 4.4(b) thereof), the Tax Representative shall have the sole authority to determine whether to cause the Company to make a Push Out Election with respect to any adjustment that could result in an imputed underpayment (within the meaning of Code Section 6225) (an “Imputed Underpayment”).

ANNEX C-10

(e) Responsibility for Payment of Tax; Former Members.

(i) Imputed Underpayment Share. To the extent the Company is liable for any Imputed Underpayment, the Company shall determine the liability of the Members for a share of such Imputed Underpayment, taking into account the Members’ Units and the status and actions of the Members (including those described in Code Section 6225(c)) (such share, an “Imputed Underpayment Share”).

(ii) Payment of Imputed Underpayment Share. The Company may (A) require a Member who is liable for an Imputed Underpayment Share to pay the amount of its Imputed Underpayment Share to the Company within thirty (30) days after the date on which the Company notifies the Member (and in the manner required by the notice) and/or (B) reduce future distributions to the Member, such that the amount determined under clauses (A) and (B) equals the Member’s Imputed Underpayment Share; provided, however, that no Member shall have an obligation to make any contribution to the capital of the Company with respect to any Imputed Underpayment. If a Member fails to pay any amount that it is required to pay the Company in respect of an Imputed Underpayment Share within such thirty (30) day period, that amount shall be treated as a loan to the Member, bearing interest at ten (10) percent annually (which interest shall increase the Member’s Imputed Underpayment Share), until either repaid or offset from future distributions to the Member. Such loan shall be repayable upon demand by the Company. If the Member fails to repay the loan upon demand, the full balance of the loan shall be immediately due (including accrued but unpaid interest) and the Company shall have the right to collect the balance in any manner it determines, including by reducing future distributions to that Member; provided, however, that no Member may have any Imputed Underpayment Share treated as a loan to the extent it would violate Section 402 of the Sarbanes-Oxley Act of 2002. Any Member not permitted to treat its Imputed Underpayment Share as a loan due to the provisions of the previous sentence shall pay any Imputed Underpayment Share within thirty (30) days after the date of the notice referred to in the first sentence of this Section 4.4(e)(ii) of this Annex C.

Section 4.5 No Independent Actions or Inconsistent Positions. Except as required by Law or previously authorized in writing by the Company (which authorization may be withheld in the sole discretion of the Company), no Member shall (i) independently act with respect to tax matters (including, but not limited to, audits, litigation and controversies) affecting or arising from the Company, or (ii) treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s tax return and/or the Schedule K-1 (or other written information statement) provided to such Member. Solely to the extent required by Law, this Section 4.5 of this Annex C shall not apply with respect to any “special enforcement matter” described in Code Section 6241(11).

Section 4.6 United States Person. Except as permitted by the Company, each Member represents and covenants that, for U.S. federal income tax purposes, it is and will at all times remain a “United States Person,” within the meaning of Code Section 7701, or is a disregarded entity the assets of which are treated as owned by a United States Person under Treas. Reg. §§ 301.7701-1, 301.7701-2, and 301.7701-3.

Section 4.7 State, Local, and Non-U.S. Tax Law. The provisions of this Agreement with respect to U.S. federal income tax shall apply, mutatis mutandis, with respect to any similar provisions of state, local, or non-U.S. tax law as determined by the Company.

Section 4.8 Survival of Obligations. For purposes of this Article IV of this Annex C, the term “Member” shall include a former Member unless otherwise determined by the Company. The rights and obligations of each Member and former Member under this Article IV of this Annex C shall survive the Transfer by such Member of its Units (or withdrawal by a Member or redemption or Exchange of a Member’s Units) and the dissolution of the Company until ninety (90) days after the applicable statute of limitations. Section 4.3 (Tax Representative), Section 4.4 (Tax Audits), and this Section 4.8 (Survival of Obligations) of this Annex C shall not be amended without the prior written consent of any Member or former Member that would be disproportionately and adversely impacted by such amendment.

ANNEX C-11

Section 4.9 Tax Classification. The parties intend that the Company shall be classified as a partnership for United States federal, state, and local tax purposes. The parties intend that the Subsidiaries of the Company currently classified either as disregarded entities or as partnerships for United States federal, state, and local tax purposes as of the date of this Agreement shall remain classified either as disregarded entities or as partnerships for United States federal, state, and local tax purposes. No Person shall take any action inconsistent with such classifications.

Section 4.10 Withholding.

(a) Withholding Generally. Each Member acknowledges and agrees that the Company may be required by Law to deduct and withhold taxes or to fulfill other similar obligations of such Member on any amount paid, distributed, disbursed, or allocated by the Company to that Member, including upon liquidation, and any transferee of a Member’s interest or a Substituted Member shall, by reason of such Transfer or substitution, acknowledge, and agree to any such withholding by the Company, including withholding to discharge obligations of the Company with respect to prior distributions, allocations, or an Imputed Underpayment Share (to the extent not otherwise borne by the transferor Member pursuant to Section 4.4 of this Annex C). Taxes withheld by third parties from payments to the Company in respect of the Company shall be treated as an expense of the Company, unless such withholding is attributable to a specific Member, in which case, amounts so withheld shall be allocated to such Member and the Company may deduct and withhold such amounts from the Member. All amounts withheld pursuant to this Section 4.10 of this Annex C shall, except as otherwise determined by the Company pursuant to Section 4.4(e)(ii) of this Annex C, be treated as amounts distributed to such Person pursuant to the provision of this Agreement that would have applied if such amount had actually been distributed.

(b) Additional Provisions with Respect to a Transfer of Units. A Member Transferring its Units permitted by this Agreement shall, unless otherwise determined by the Company, (i) deliver to the Company, between ten (10) days and thirty (30) days before the Transfer, an affidavit of non-foreign status with respect to such transferor Member that satisfies the requirements of Code Section 1446(f)(2) or other documentation establishing a valid exemption from withholding pursuant to Code Section 1446(f) (including IRS Form W-9) or (ii) ensure that, contemporaneously with the Transfer, the transferee of such interest properly withholds and remits to the IRS the amount of tax required to be withheld upon the Transfer by Code Section 1446(f) (and promptly provide evidence to the Company of such withholding and remittance).

ANNEX C-12

(c) Additional Provisions with Respect to an Exchange of Units.

(i) Withholding of Cash or Class A Common Stock Permitted. If the Company or the Manager shall be required to withhold any amounts by reason of any federal, state, local, or non-U.S. tax Laws in respect of any Exchange, the Company, or the Manager, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding cash from the Cash Settlement or shares of Class A Common Stock with a Fair Market Value equal to the amount of any taxes that the Company or the Manager, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Member.

(ii) Notice of Withholding. If the Company or the Manager determines that any amounts by reason of any federal, state, local, or non-U.S. tax laws or regulations are required to be withheld in respect of any Exchange, the Company or the Manager, as the case may be, shall use commercially reasonable efforts to promptly notify the Exchangeable Unit Member and shall consider in good faith any positions or alternative arrangements that such Member raises (reasonably in advance of the date on which the Company or the Manager believes withholding is required) as to why withholding is not required or that may avoid the need for such withholding, provided, that neither the Company nor the Manager is required to incur additional costs as a result of such obligation, and this Section 4.10(c)(ii) of this Annex C shall not in any manner limit the authority of the Company or the Manager to withhold taxes with respect to an Exchangeable Unit Member pursuant to Section 4.10(c)(i) of this Annex C.

(iii) Reimbursement of Taxes by Exchangeable Unit Member. If, within the two-year period beginning at the date of an Exchange, (i) the Manager withholds or otherwise pays any amount on account of taxes in respect of exchanged Units, which amount is attributable to the two-year period ending at the end of the date of such Exchange, and (ii) the Manager or any person other than the Exchangeable Unit Member otherwise would bear the economic burden of such withholding or other payment (including by reason of such amount being treated as having been distributed to the Manager in respect of the Exchangeable Units pursuant to Section 4.10 of this Annex C), the Exchangeable Unit Member shall, upon notice by the Company and/or the Manager, promptly reimburse the Company and/or the Manager for such amount; provided, however, that the Exchangeable Unit Member’s reimbursement obligation under this Section 4.10(c)(iii) of this Annex C shall not exceed the amount of the Exchange Consideration received by the Exchangeable Unit Member in connection with such Exchange. Unless otherwise required by Law, any amount paid by an Exchangeable Unit Member pursuant to this Section 4.10(c)(iii) of this Annex C shall be treated as an adjustment to the proceeds received by the Exchangeable Unit Member in respect of the applicable Exchange. The Company and the Manager shall have the right to reduce any amounts due to such Exchangeable Unit Member from the Manager or any of its Affiliates by the amount owed by such Exchangeable Unit Member under this Section 4.10(c)(iii) of this Annex C.

ANNEX C-13

ANNEX D: SCHEDULE OF OFFICERS

Name	Title
Timothy Bridgewater	Chief Executive Officer
Stirling Adams	Secretary

ANNEX D-1

ANNEX E: POLICY REGARDING EXCHANGES

Effective as of March 13, 2024

This Policy Regarding Exchanges (the “Policy”) of ESGEN OpCo, LLC (the “Company”) sets forth certain rules applicable to the exchange of Exchangeable Units for shares of Class A Common Stock (the “Common Stock”) and/or cash, at the option of the Manager (each, an “Exchange”), pursuant to the Company’s Amended and Restated Limited Liability Company Agreement (the “Agreement”). Capitalized terms that are not defined in this Policy have the meanings given to them in the Agreement. This Policy is made pursuant to, and supplements the provisions of, Article XI of the Agreement.

ARTICLE I

QUARTERLY EXCHANGE DATES; PROVISIONS REGARDING EXCHANGEABLE AMOUNT

Section 1.1 Quarterly Exchange Date. Except as otherwise set forth in this Policy (including Section 2.1(c) and Section 3.2(d)), there shall be at least one (1) date per quarter of each Fiscal Year on which an Elective Exchange may occur (each, a “Quarterly Exchange Date”) for a holder of Exchangeable Units (each holder, an “Exchanging Holder”). The Quarterly Exchange Date for Exchanging Holders that are required to file reports pursuant to Section 16(a) of the Exchange Act may be different than the Quarterly Exchange Date for Exchanging Holders that are not required to file reports pursuant to Section 16(a) of the Exchange Act. The Company shall use commercially reasonable efforts to notify the applicable Exchanging Holders at least forty-five (45) days before a relevant Quarterly Exchange Date (such notice, a “Quarterly Exchange Date Notice”).

Section 1.2 Minimum Exchangeable Amount. The Company may set a minimum number or dollar value of Exchangeable Units that may be exchanged by Exchanging Holders on a Quarterly Exchange Date, which minimum amount shall be the same for all holders of Exchangeable Units (the “Minimum Exchangeable Amount”) and shall include the applicable Minimum Exchangeable Amount in the applicable Quarterly Exchange Date Notice. If an Exchanging Holder delivers an Elective Exchange Notice pursuant to Section 3.1 requesting to exchange all of its Exchangeable Units, the number or dollar value, as applicable, of the Exchanging Holder’s Exchangeable Units shall be deemed to satisfy the Minimum Exchangeable Amount requirement.

Section 1.3 Maximum Exchangeable Amount. The Company may set a maximum aggregate number or dollar value of Exchangeable Units that may be exchanged by the Exchanging Holders on a Quarterly Exchange Date (the “Maximum Exchangeable Amount”) and shall include the applicable Maximum Exchangeable Amount in the applicable Quarterly Exchange Date Notice. If the aggregate number or dollar value of Exchangeable Units that the Exchanging Holders propose to exchange on the Quarterly Exchange Date (as set forth on the Elective Exchange Notices) exceeds the Maximum Exchangeable Amount, then the number or dollar value of Exchangeable Units that each Exchanging Holder specified in its Elective Exchange Notice shall be reduced by the same percentage by which the aggregate number or dollar value of Exchangeable Units of all Exchanging Holders is reduced so that the aggregate number or dollar value of Exchangeable Units does not exceed the Maximum Exchangeable Amount.

ANNEX E-1

ARTICLE II

ADDITIONAL RIGHTS TO EXCHANGE

Section 2.01 Rights to Exchange.

(a) Right to Exchange Before Certain Transactions. If the Company or the Manager consolidates, merges, combines or consummates any other transaction in which shares of Class A Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property, no other provisions of this Policy shall limit the right of any Exchangeable Unit Member to effect an Elective Exchange in order to receive Class A Common Stock in advance of consummation of any such consolidation, merger, combination or other such transaction unless in connection with any such consolidation, merger, combination or other transaction each Class B Unit shall be entitled to be exchanged for or converted into the stock, cash, securities or other property that such holder of a Class B Unit would have received had it exercised its right to Exchange pursuant to this Policy and received Class A Common Stock in exchange for its Class B Units immediately before such consolidation, merger, combination or other transaction (subject to any differences in the kind and amount of stock or securities, cash and/or any other property as are intended (as determined by the Company in good faith) to maintain the relative voting power of each share of Class V Common Stock relative to each share of Class A Common Stock in effect before such transaction).

(b) Right to Exchange Before a Corporation Offer, Change of Control Transaction or Termination Transaction. Upon the occurrence of a Corporation Offer, Change of Control Transaction or a Termination Transaction, no other provisions of this Policy shall limit the right of any Exchangeable Unit Holder to effect an Elective Exchange in order to receive Class A Common Stock in advance of consummation of any such Corporation Offer, Change of Control Transaction or Termination Transaction.

(c) Block Exchanges. In addition to the right to elect to effect an Exchange on a Quarterly Exchange Date, each Exchangeable Unit Holder may require the Company to effect an Exchange (a “Block Exchange”) on a date specified by the holder in an Elective Exchange Notice (a “Block Exchange Date”); provided, that unless the Company otherwise agrees in writing, on each Block Exchange Date, an Exchangeable Unit Holder will not be permitted to redeem less than all of such Exchangeable Unit Holder’s remaining Exchangeable Units.

ARTICLE III

ELECTIVE EXCHANGE NOTICE

Section 3.1 Timing of Elective Exchange Notice.

(a) Elective Exchange Notice. Each holder that elects to Exchange some or all of its Exchangeable Units must deliver notice of an election in respect of the Exchangeable Units to be exchanged (an “Elective Exchange Notice”) to the Company, in a form determined by the Company at least thirty (30) days before the relevant Quarterly Exchange Date or as determined by the Company following a request by a holder in relation to a Block Exchange, as applicable (any Quarterly Exchange Date or Block Exchange Date, collectively an “Exchange Date”). The Company shall provide to each Exchangeable Unit Holder the form of Elective Exchange Notice and the means for delivery of that Elective Exchange Notice.

ANNEX E-2

(b) Acceptance of Elective Exchange Notice. After the Elective Exchange Notice has been delivered to the Company, and unless the Company or Manager, as applicable, has refused to honor the request in full pursuant to Section 1.2 (Minimum Exchangeable Amount), Section 1.3 (Maximum Exchangeable Amount), Section 3.2(c) (Post-Retraction Limitation on Exchange) or Article IV (Other Restrictions), in each case, as applicable, the Company or Manager, as applicable, will effect the Elective Exchange on the applicable Exchange Date in accordance with this Policy.

Section 3.2 Retraction of Elective Exchange Notice.

(a) Ability to Retract; Retraction Deadline. If, at any time between the close of business on the date of delivery of an Elective Exchange Notice and the close of trading on the date that is two (2) Business Days before the applicable effective date of such Elective Exchange (the “Elective Exchange Date”), the reported closing trading price of a share of the Common Stock on the principal United States securities exchange or automated or electronic quotation system on which the Common Stock trades decreases by five (5) percent or more, an Exchanging Holder may retract or amend its Elective Exchange Notice by delivering a notice to the Company in a manner determined by the Company not later than the Retraction Deadline (a “Retraction Notice” and the Exchangeable Units that were the subject of the Retraction Notice, the “Retracted Units”) not later than the close of trading on the date that is two (2) Business Days before the applicable Elective Exchange Date (the “Retraction Deadline”) pursuant to Section 3.2(b). The Company shall have no obligation to notify the Exchanging Holders of any decrease in the Common Stock trading price.

(b) Retraction Notice. An Exchanging Holder wishing to retract must retract at least fifty percent (50%) of its Exchangeable Units that were the subject of the retracted Elective Exchange Notice. If the revised Elective Exchange Notice does not satisfy the Minimum Exchangeable Amount, the Exchanging Holder will be deemed to retract the full amount of Exchangeable Units that were the subject of the retracted Elective Exchange Notice. An Exchanging Holder’s delivery of a Retraction Notice shall be irrevocable and all actions taken to effect the Elective Exchange contemplated by that retracted Elective Exchange Notice shall be deemed rescinded and void with respect to the Retracted Units. Subject to the applicable Minimum Exchangeable Amount and Maximum Exchangeable Amount, if any, if a Retraction Notice does not retract all of the Exchangeable Units that were the subject of an Elective Exchange Notice, the Exchangeable Units that are not Retracted Units will be exchanged on the relevant Exchange Date.

(c) Post-Retraction Limitation on Exchange. If an Exchanging Holder delivers a Retraction Notice for a Quarterly Exchange Date pursuant to Section 3.2(b), the retracting Exchanging Holder shall not be entitled to participate in the Exchange on the Quarterly Exchange Date for which the Retraction Notice was delivered with respect to the Retracted Units.

ANNEX E-3

(d) Certain Provisions for Common Stock Settlement. In the event the Manager elects the Exchange Consideration will be in shares of Common Stock, (1) the Exchange may be conditioned (including as to timing) by the Exchanging Holder on the closing of an underwritten distribution of the shares of Common Stock that may be issued in connection with such proposed Exchange, subject to the terms of the Registration Rights Agreement and (2) an Exchanging Holder shall be entitled to revoke its Elective Exchange Notice or delay the consummation of an Exchange if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Common Stock to be registered for such Exchanging Holder at or immediately following the consummation of the Exchange shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) the Manager shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Exchange; (iii) if applicable, the Manager shall have exercised a contractual right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Exchanging Holder to have its Common Stock registered at or immediately following the consummation of the Exchange; (iv) the Exchanging Holder is in possession of any material non-public information concerning the Manager, the receipt of which results in such Exchanging Holder being prohibited or restricted from selling Common Stock at or immediately following the Exchange without disclosure of such information (and the Manager does not permit disclosure of such information); (v) any stop order relating to the registration statement pursuant to which the Common Stock was to be registered by such Exchanging Holder at or immediately following the Exchange shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any governmental authority that restrains or prohibits the Exchange; (viii) the Manager shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Exchanging Holder to consummate the resale of Common Stock to be received upon such Exchange pursuant to an effective registration statement; or (ix) the Exchange Date would occur three (3) Business Days or less prior to, or during, a black-out period effected by the Manager. If an Exchanging Holder delays the consummation of an Exchange pursuant to this Section 3.2(d), the date of the Exchange shall occur on the fifth (5) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such other day as the Manager, the Company and such Exchanging Holder may agree in writing).

ARTICLE IV

OTHER RESTRICTIONS

Notwithstanding any provision of this Policy to the contrary (including the provisions of Article II), the Company may prohibit an Exchange by one or more holders of Exchangeable Units under any of the following conditions and determinations made by the Company based on the advice of counsel (which may be external or internal counsel):

(a) If an Exchange is (or is reasonably likely to be) prohibited under applicable law, regulation, or agreement to which the Company or an affiliate is a party; or

(b) If there is a material risk that the Company would be a “publicly traded partnership” under section 7704 of the Code as a result of an Exchange.

ARTICLE V

EXEMPTIONS FROM AND MODIFICATIONS TO POLICY

The Company may, in its discretion and if applicable based on the advice of counsel (which may be external or internal counsel), consider and grant requests from holders of Exchangeable Units, including for (i) additional Exchange Dates, (ii) Exchanges of less than the Minimum Exchangeable Amount, (iii) Exchanges in excess of the Maximum Exchangeable Amount, (iv) an Exchange to be subject to one or more contingencies relating to the Company or the Manager in addition to those set forth in this Policy, or (v) any other matter with respect to Exchanges (to the extent permitted by the Agreement and applicable Law). A holder of Exchangeable Units may request an exemption from this Policy by submitting a written request to the Company and following the delivery requirements set forth in Article III as if the written request were an Elective Exchange Notice.

ANNEX E-4

ARTICLE IV

MISCELLANEOUS

Section 6.1 Continuing Application of Company’s Policies and Securities Laws. Nothing in this Policy shall affect, and each holder of Exchangeable Units shall remain subject to, the Company’s policies, including those addressing insider trading and any other Company policies regarding trading or the holding of investments. All holders of Exchangeable Units shall comply with all applicable securities laws and rules.

Section 6.2 Independent Nature of Rights and Obligations. Nothing in this Policy or in any other agreement or document or any action taken by any holder of Exchangeable Units shall be deemed to cause the holders of Exchangeable Units to have formed a partnership, association, joint venture, or any other kind of entity or create a presumption that the holders of Exchangeable Units are in any way acting in concert as a group.

Section 6.3 Mandatory Exchanges. This Policy shall not apply to any Exchange of Exchangeable Units pursuant to a Mandatory Exchange, as described in, and pursuant to, the Agreement.

Section 6.4 Notice Delivery Deadlines on Non-Business Days. If the date on or before which the Company or an Exchanging Holder is required to deliver a notice pursuant to this Policy is not a Business Day, then that notice will be deemed to be timely delivered on that date if that notice is received on the Business Day immediately following that date.

Section 6.5 Notifications Under This Policy. The Company will be deemed to have satisfied any notification requirement in this Policy by making available such notification on any system accessible by Exchanging Holders.

Section 6.6 Modification of Policy. Subject to applicable limitations in the Agreement, the Company may modify this Policy at any time without notice. The Company will deliver or make available a copy of the revised Policy to the holders of Exchangeable Units as promptly as practicable upon such modifications being effected, and no holder of Exchangeable Units shall be bound by any such modification prior to delivery to such holder of such revised Policy.

* * *

ANNEX E-5

ANNEX F: WARRANT AGREEMENT
(See attached.)

ANNEX F-1

THE ISSUANCE OF THIS WARRANT TO PURCHASE UNITS AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAW. THIS WARRANT TO PURCHASE CLASS A UNITS HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE COMPANY AS HAVING AN INTEREST HEREIN, IN THE ABSENCE OF, WITH RESPECT TO EACH OF THE SECURITIES ACT AND EACH OTHER APPLICABLE STATE SECURITIES LAW, (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SAID ACT AND QUALIFICATION UNDER SAID LAW, OR (II) AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE TRANSACTION BY WHICH THIS WARRANT TO PURCHASE CLASS A UNITS WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, IS EXEMPT FROM OR OTHERWISE IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SAID ACTS OR LAWS.

No. ____

ESGEN OPCO, LLC

WARRANT TO PURCHASE CLASS A UNITS

_______, 20 ____

THIS WARRANT TO PURCHASE CLASS A UNITS (this “Warrant”) is delivered to ZEO Energy Corp., a Delaware corporation f/k/a ESGEN Acquisition Corporation (the “Warrant Holder”), and entitles the Warrant Holder to subscribe for and purchase from ESGEN OpCo, LLC, a Delaware limited liability company (the “Company”), subject to the terms set forth below, up to [          ]1 Class A Units (“Units”) of the Company (the “Warrant Units”), subject to adjustment, at the purchase price equal to the “Warrant Price” as defined in that certain that certain Warrant Agreement between ESGEN Acquisition Corporation and Continental Stock Transfer & Trust Company, dated October 22, 2021 (as it may be amended from time to time, the “Pubco Warrant Agreement”) (the “Warrant Price”), upon written notice duly executed and delivered by the Warrant Holder to the Company in accordance with Section 10 hereof, specifying the number of Warrant Units the Warrant Holder elects to purchase and representing that the aforesaid Units are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof (“Notice of Exercise”), and simultaneous payment therefor (if applicable) in lawful money of the United States. The number, character and Warrant Price of such Warrant Units are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant, any subsequent amendments or modifications thereof made in accordance with the terms hereof, and any warrant agreements and warrant certificates delivered in substitution or exchange therefor as provided herein.

[1]	Note: to match number of warrants outstanding as of Closing to purchase Class A Common Stock of Pubco.

ANNEX F-2

1. Term. Subject to the terms hereof, the purchase right represented by this Warrant is exercisable at any time and from time to time during the “Exercise Period” (as such term is defined in the Pubco Warrant Agreement) (the “Term”).

2. Exercise. Subject to the terms hereof, at any time during the Term, Warrant Holder may exercise this Warrant, in whole or in part, by delivery of a Notice of Exercise to the Company, together with payment (if applicable) of the Warrant Price per Unit multiplied by the number of Warrant Units then being purchased. The exercise of this Warrant shall be deemed to have been concurrently effected from time to time with respect to that number of Units that is equivalent to the number of shares of Class A Common Stock (as defined below) of the Warrant Holder that are exercised from time to time under the terms of the Pubco Warrant Agreement. Notwithstanding anything in this Warrant to the contrary, this Warrant may only be exercised in the event any holder of a warrant governed by the terms of the Pubco Warrant Agreement (the “Holder Warrants”) to purchase shares of Class A common stock of the Warrant Holder, $0.0001 par value per share (the “Class A Common Stock”), exercises a Holder Warrant. In each case of such an exercise of a Holder Warrant, the Warrant Holder agrees that it shall effect or cause to be effected a corresponding concurrent exercise (including by effecting such exercise in the same manner and in the same ratio, i.e., by payment of a cash exercise price or on a cashless basis) of this Warrant with similar terms held by it, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Holder Warrant shall match with a corresponding number of Class A Units issued by the Company pursuant to this Warrant. The Warrant Holder agrees that it will not exercise this Warrant other than in connection with the corresponding exercise of a Holder Warrant.

3. Transferability of Warrant and Warrant Units. The Warrant Holder may not transfer, sell or assign this Warrant or any Warrant Units other than with the written consent of the Company.

4. Issuance of Units. Promptly after the exercise of the Warrant with respect to any Warrant Units, (a) the Company, at its expense, shall cause to be issued in the name of the Warrant Holder the number of Units to which the Warrant Holder shall be entitled upon such exercise, free and clear of all liens and encumbrances other than those arising under applicable securities laws and the LLC Agreement by amending the Register (as defined in the LLC Agreement) and the books and records of the Company as appropriate to reflect such issuance, and, at such time, the Warrant Holder shall be deemed to have become the holder of record of the Units represented thereby, and (b) the Warrant Holder shall arrange for the delivery to the Company of (i) a Notice of Exercise, duly executed by the Warrant Holder, and (ii) payment in an amount equal to the Warrant Price (if any), together with all applicable taxes and charges thereto.

5. Adjustments to Warrant Units. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time only upon the happening of, and will be adjusted upon the happening of, any events causing a corresponding adjustment to the Holder Warrants (whether the number thereof or the exercise price thereof) pursuant to the Pubco Warrant Agreement. Without limitation of the foregoing, in the event a Holder Warrant is redeemed, the Company shall redeem this Warrant upon similar terms held by the Warrant Holder.

ANNEX F-3

6. Reservation of Warrant Units. All Warrant Units that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, other than those arising under applicable securities laws and the LLC Agreement. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Units to provide for the exercise of the rights represented by this Warrant.

7. Fractional Warrant Units. Fractional Units may be issued in connection with any exercise hereunder.

8. Rights as Member; Limitation on Liability. No Warrant Holder, as such, shall be entitled to vote or receive distributions or be deemed the holder of Units, nor shall anything contained herein be construed to confer upon the Warrant Holder, as such, any of the rights of a member of the Company or any right to vote for the election of directors or upon any matter submitted to members at any meeting thereof, or to receive notice of meetings, or to receive distributions or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Units shall have become deliverable, as provided herein. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on Warrant Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a member of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto.

10. Notices. Any notice, request or other document required or permitted to be given or delivered to the Warrant Holder and/or its permitted assigns or the Company shall be deemed sufficiently given when delivered in person, via commercial delivery, via electronic mail with return receipt requested, or via U.S. mail upon delivery to each such Warrant Holder at its address as shown on the books of the Company or to the Company at its principal place of business to the attention of the President.

11. Lost Warrant. The Company covenants to the Warrant Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

12. No Impairment of Rights. The Company will not amend the LLC Agreement in any manner adverse to the rights of the Warrant Holder hereunder without the Warrant Holder’s prior written consent.

13. Entire Agreement. This Warrant, together with the LLC Agreement, constitutes the entire understanding between the parties and supersedes any previous agreements between the parties hereto concerning the subject matter hereof and thereof.

14. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without application of conflicts of law.

ANNEX F-4

15. Certain Defined Terms. As used in this Warrant, the following terms shall have the following meanings:

a. “LLC Agreement” means the limited liability company agreement of the Company, in effect from time to time, together with any member’s agreement or other investor rights agreement in favor of the Warrant Holder, each as may be amended from time to time in accordance with its terms.

b. References to “Units” in this agreement shall be deemed to include any series of the Units designated in the future.

16. Counterparts. This Warrant may be executed in one or more parts, which when taken together shall constitute one and the same original. An electronic copy of an executed signature page to this Warrant shall be deemed an original for all purposes.

[The remainder of this page is intentionally blank. Signatures appear on the following page.]

ANNEX F-5

IN WITNESS WHEREOF, this Warrant is executed effective as of the date first above written.

COMPANY:
ESGEN OPCO, LLC

By:
Name:
Title:

WARRANT HOLDER: ZEO ENERGY CORP.

By:
Name:
Title: